              BP EXPLORATION (ALASKA) INC. CONTRACT NO. 92MR067A

                         TELECOMMUNICATIONS SERVICES



    THIS AGREEMENT, effective the 1 day of April, 1992 regardless of the date actually signed by the parties, is between BP EXPLORATION (ALASKA) INC., hereinafter referred to as "Operator", and GCI NETWORK SYSTEMS, hereinafter referred to as "Contractor".

    WHEREAS, BP Exploration (Alaska) Inc. is the Operator of the Endicott Development Area and Unit Operator of the Western Operating Area of the Prudhoe Bay Unit on the North Slope of Alaska, and is also engaged independently in the continuing exploration of oil and gas on the North Slope of Alaska, and in the Beaufort Sea areas with support facilities in Anchorage, Alaska; and in those capacities has need for an independent contractor to perform certain services in support of its drilling, production and exploration operations; and,

    WHEREAS, Contractor has held itself out to be ready, willing and able to perform such services;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually agree as follows:

    I. STATEMENT OF WORK

    Operator requires the services of an independent contractor to operate and maintain its telecommunication functions in the Anchorage Headquarters building and other locations within the State of Alaska.
    It is agreed that in connection with services per ATTACHMENT 6, Scope of Work, that Operator and Contractor shall work very closely together in the spirit of trust and cooperation towards achieving continual improvement in the Telecommunication Services by effective business management, project management and full exchange of relevant information (e.g., costs, engineering, etc.).

    Each of the parties hereto undertakes to do all things reasonably within its power which are necessary to give effect to the spirit and intent of this Contract and, in particular, neither party shall act unreasonably or without giving due regard to the representations of the other party when reaching any decision as to the giving or withholding of consent or approval, or when exercising any other discretion pursuant to this Contract.

    In the performance of the Contract, Operator will, subject to business confidentiality, freely disclose to the Contractor its activities, engineering program, technical requirements and cost information and the Contractor will freely disclose to Operator all information on its resources, abilities and costs incurred in the provision of the Services.



                                                         Contract No. 92MR067A
0935/2-S2                                                4/1/92




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    Both parties will work together to ensure that for the benefit of the
    Operator, sound engineering standards are achieved and maintained in the most time and cost effective manner, and to ensure that for the benefit of the Contractor, Operator provided, inasmuch as it is able, a good flow of work paid for at fair rates.

    Both parties will co-operate to ensure that available resources are used in the most cost effective manner and to establish jointly operated systems which fulfill the respective business and technical needs of each party without duplication of effort.

    To enable the achievement of the objectives described above, Operator and Contractor shall jointly establish a Review Board which shall ensure that all decisions and actions which relate to the Services fully recognize the interests of both parties hereto their respective obligations and areas of expertise.

    Not withstanding the foregoing and for the avoidance of doubt, the following principles shall apply with respect to this Contract:

    1. Operator shall be ultimately responsible for determining the quality strategy and standards with which the Contractor will be required to comply.

    2. The contractor shall be ultimately responsible for the management and technical supervision of the performance of the services.

    3. Where Operator's staff are integrated into the Contractor's team of tdedicated Personnel, they shall work under the technical management of the Contractor who shall be responsible for ensuring that all work under such management meets the necessary technical quality standards.

    4. Operator shall be ultimately responsible for determining the Services which the Contractor is required to perform.

    5. Whilst it is Operators intention that the Contractor shall undertake as much of the Telecommunications Management as possible, this Contract has no commitment value with respect to the amount of Services which Operator will require the Contractor to perform, save as may be established by the issue of associated Work Releases.

       Furthermore, this Contract is non-exclusive and Operator reserves the right to enter into contracts with other parties to perform similar services: Operator shall however inform the Contractor of its reasons for awarding such work to other contractors.



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    6. Subject to availability and to business confidentiality, Operator will provide sufficient information to the Contractor with respect to its long term and short term plans, to enable the Contractor to properly control the resourcing of staff.

    7. The Contractor shall project and enhance Operators image and culture as well as its own in any exposure to third parties relating to the services.

    8. Following consultation between the parties hereto, all systems required for the satisfactory performance of the Services shall be established to provide such management information as may be required by Operator.

    9. This Contract shall begin with transition from Operator to Contractor personnel position by position. Review of transition shall begin three
       (3) months after the start of the Contract with periodic review as additional positions are transitioned.

II. COMPENSATION

    As total consideration for all work performed and/or services rendered hereunder, Contractor agrees to invoice Operator and Operator agrees to pay Contractor in accordance with the following:

    1. COMPENSATION SCHEDULE - ATTACHMENT 8

    2. LIMITATION OF COST

    Nothing in this Agreement shall obligate Contractor to take any action which will cause the amount for which Operator will be obligated hereunder to exceed the sum of $6,760,000.00 and Operator shall not be obligated to pay Contractor on account of any services furnished hereunder any amount in excess of such sum provided, however, that this sum may be increased by Operator solely at its discretion by amending this Agreement.

  3. INVOICING AND PAYMENTS

     a. INVOICING

        (1) Within the first ten (10) days of each month, or as soon as practicable, but not later than thirty (30) days thereafter, Contractor will submit a separate invoice, in original and one (1) duplicate, to Operator for each operating location (i.e. Anchorage, Prudhoe Bay



                                                         Contract No. 92MR067A
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            or Endicott) where work is accomplished and/or services are performed, supported by such documentation as Operator may reasonably require setting out Contractor's charges for services rendered during the previous month.

        (2) Contractor agrees that invoices submitted to Operator related to this Agreement shall bear this Contract Number and the name of the operating location and that at all times hereafter no more than one agreement no more than one operating location shall be billed on any single invoice submitted.

        (3) Contractor shall number invoices serially and submit the original to:

                        BP Exploration (Alaska) Inc.
                        Accounts Payable
                        P.O. Box 196611
                        Anchorage, Alaska 99519-6611

            or (PBU)

                        BP Exploration (Alaska) Inc.
                        PBU North Slope Accounting
                        PBU eoc
                        P.O. Box 196612
                        Anchorage, Alaska 99519-6612

            or (Endicott)

                        BP Exploration (Alaska) Inc.
                        North Slope Accounting
                        Endicott Accounting
                        P.O. Box 196612
                        Anchorage, AK 99519-6612
     b. PAYMENTS

        Operator will make payments to Contractor against Contractor's invoices within thirty (30) days after they are received within Operator's Accounts Payable Department. However, Operator is entitled to adjust Contractor's invoices for clerical errors or items which are not adequately supported by documentation. Further, Operator reserves the right to deduct from payments due to Contractor any charges paid to third persons by Operator which are to be borne by Contractor under the terms of this Agreement. Payment by Operator of Contractor's invoices shall be without prejudice to


                                                         Contract No. 92MR067A
0935/2-S2                           -4-                  4/1/92

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           Operator's right to audit Contractor's records and challenge the correctness of the invoices any time thereafter.

        c. DISCREPANCY AND FEES

           Operator shall notify Contractor on the check stub or by separate letter of any deductions from its invoice. Contractor shall notify Operator within ninety (90) days of payment date of any disputed amount. In the event of notice after said ninety (90) day period, Operator shall charge Contractor $25/Hour for research.

        d. UNPAID INVOICES AND FEES

           Contractor shall notify Operator of any invoices billed but not paid within two (2) years of invoice date. In the event of notice after said two (2) year period, Operator shall charge Contractor $25/Hour for research.

        e. FINAL PAYMENT

           Prior to submitting an invoice for final payment Contractor shall ensure that all bills for labor, material, resublet work, equipment rental, taxes, insurance and all other charges arising in the performance of work hereunder have been fully paid by or for Contractor.

           Acceptance by Contractor of final payment from Operator shall constitute an unconditional and complete release in full satisfaction of all claims by Contractor against Operator, notwithstanding any other provisions to the contrary contained in this Agreement.

III. TERM OF AGREEMENT

     1. TERM

        The term of this Agreement shall commence on the effective date specified above and shall continue through March 31, 1997 unless extended or terminated earlier in accordance with other provisions of this Agreement.

     2. OPTION TO EXTEND SERVICES

        Operator may require Contractor to continue to perform the services within the limits of this Agreement. Extensions shall be in 30-day increments, not to exceed three (3) such extensions, or 90 days. Operator may exercise this option at any time within the term of this Agreement by giving written notice to Contractor and


                                                         Contract No. 92MR067A
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        such notice shall be made effective by an amendment to this Agreement.
        The rates in effect immediately prior to such extension, as set forth in Section 11, shall apply to any extension made pursuant to this option provision.

     3. TERMINATION OR CONVENIENCE

        Operator may terminate this Agreement, in whole or in part, at any time for any reason whatsoever by giving written notice to Contractor. If this agreement is so terminated, Contractor shall be paid by Operator only for that portion of the services actually performed and for documented expenses incurred by Contractor and authorized by Operator prior to the date of termination. Operator shall not be held liable for any other damages or for loss of anticipated profit on account of such termination. Notwithstanding any partial termination of services, Contractor shall continue to perform and complete any remaining services required. Specifically, the following details the conditions relating to this Contract:

        a. MAINTENANCE OF EXISTENCE - If Contractor shall fail to preserve and keep in full force and effect their respective existences, maintain all material permits, rights and franchises, or comply with all laws, the failure to comply with which would have a materially adverse effect on Contractor's operation, financial condition, property or business.

        b. CHANGE OF OWNERSHIP - If Contractor enters into any merger or consolidation, effects any material change in its capital or ownership structure, sells, lease or otherwise transfer all or substantially all of its assets, or if more than 49% of the outstanding shares of Contractor are sold or transferred to a single entity or controlling group after this Agreement is executed.

        c. FAILURE TO PAY INDEBTEDNESS - If Contractor shall fail to pay all or any portion of any material indebtedness when due, whether by acceleration or otherwise, and such failure shall continue unremedied (and not be waived by the holder of such indebtedness) for a period of fifteen (15) business days after the applicable grace period, if any, specified in the agreement or instrument related to such indebtedness.

        d. INSOLVENCY - If Contractor shall no pay, or admit in writing its inability to pay its debts as they mature or apply for, consent to or acquiesce in, the appointment of a trustee or receiver for Contractor for any part of its property, or Contractor shall authorize any such action; or in the absence of any such application, consent or acquiescence, a trustee or receiver shall be appointed for Contractor or for a substantial part of its and shall not be discharged within a period of sixty (60) days; or any bankruptcy,


                                                         Contract No. 92MR067A
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           reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding shall be instituted by or against Contractor and if instituted by or against it, shall be consented to or acquiesced in by it or shall be dismissed within a period of sixty (60) days or Contractor's board of directors shall authorize such action.

        e. CESSATION OF OPERATIONS - If contractor shall cease operation for more than thirty (30) consecutive days.

        f. INSECURITY - If reasonable grounds for insecurity arise with respect to the performance of Contractor, Operator may in writing demand adequate assurance of due performance. An Event of Default occurs if Contractor, after receipt of such justified demand, shall fail to provide within fifteen (15) business days, such assurance of due performance.

        g. CONSEQUENCE OF DEFAULT - If any Event of Default shall occur and continue, for a period of fifteen (15) business days after written notice from Operator to Contractor, Operator may by further written notice to Contractor declare this Agreement terminated.

 IV. SPECIAL PROVISIONS

     1. TECHNICAL COGNIZANCE

        Operator's Technical Representative having cognizance over all work performed under this Agreement, including health, safety and security matters, shall be Kenneth F. Beckley, (907) 564-4223, or his designee.

     2. ADMINISTRATIVE COGNIZANCE

        All contractual and administrative matters pertaining to this Agreement shall be under the cognizance of Operator's Manager, Contracts, Alaska, or his designee. The following individual is designated for administrative cognizance over this Agreement:

        NAME:      Martha L. Galbreath
        COMPANY:   BP Exploration (Alaska) Inc.
        ADDRESS:   P.O. Box 196612
                   Anchorage, Alaska 99519-6612
        TELEPHONE: (907) 564-5706


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        NO CHANGES AND/OR DEVIATIONS SHALL BE MADE TO THE PROVISIONS OF THIS
        AGREEMENT UNLESS AMENDED PURSUANT TO PARAGRAPH V.21.

     3. CONTRACTOR'S REPRESENTATIVE

        Contractor hereby designates the following individual for the purposes of coordinating all matters relevant to this Agreement and having authority to make binding commitments in the name of Contractor:

        NAME:      Anthony J. Lewkowski
        COMPANY:   GCI Network Systems
        ADDRESS:   1551 Lore Road
                   Anchorage, AK 99507
        TELEPHONE: (907) 522-1776
        FAX:       (907 267-8173

     4. MATERIAL SAFETY DATA SHEET

        Contractor shall provide material safety data sheet(s) (OSHA Form 20 or equivalent) to Operator prior to locating any toxic or hazardous substance identified in the Alaska Hazard Communication Law, AS
        18.60.030 et seq., on Operator's property to Operator's representative as follows:

             BP Exploration (Alaska), Inc.
             Attn: Safety Manager (North Slope work)/
                   Transportation Supervisor (Anchorage work)
             P. O. Box 196612
             Anchorage, Alaska  99519-6612

        Contractor is responsible for ensuring that its employees receive training as required by the Alaska Hazard Communication Law. Contractor shall ensure that any hazardous substance, as identified under the Alaska Hazard Communication Law, supplied by Contractor for work at Operator's facilities is properly labeled in accordance with that statute.

     5. CONTRACTOR'S INSURANCE

        Contractor shall, at its sole expense, secure and maintain insurance in strict accordance with the provisions set forth in ATTACHMENT 2, Standard Insurance Requirements, attached hereto and made a part hereof.

     6. NOTICES


                                                         Contract No. 92MR067A
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        a. NOTICE ADDRESSES

           All notices will be addressed to the parties hereto as follows:

           OPERATOR

           BP Exploration (Alaska) Inc.
           Materials Management Department
           Manager, Contracts, Alaska
           P.O. Box 196612
           Anchorage, Alaska 99519-6612

           CONTRACTOR

           Anthony J. Lewkowski
           GCI Network Systems
           1551 Lore Road
           Anchorage, AK 99507

           COPY TO:

           William C. Behnke
           GCI Network Systems
           1551 Lore Road
           Anchorage, AK 99507

        b. SENDING NOTICES

           All notices, requests, and/or other communications provided for or permitted to be given by any party hereunder shall be done in writing for delivery in person or by mail, telegraph, facsimile, or telex, properly addressed to each party to whom given, with postage and charges prepaid. A notice shall be deemed given only when received by the party to whom such notice is directed, except that any notice given by registered or certified mail, or by telex, facsimile, or telegraph, shall be deemed given to and received by the party to whom directed within twenty-four (24) hours after such notice is filed with an operating U. S. Post Office, telegraph or telex company (as applicable), or when actually received, whichever first occurs.

     7. UTILIZATION OF ALASKAN/NATIVE RESIDENT LABOR


                                                         Contract No. 92MR067A
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        Operator is committed to the use of qualified local Alaskan residents, Alaskan native residents whenever possible. Therefore, Contractor shall make every reasonable effort to recruit and employ Alaskan & Alaskan native residents labor in performance of work under this Agreement.

        For the purposes of this Agreement, the term "Alaskan
        Resident" shall mean a person whose permanent residence is in the State of Alaska.

        Contractor shall make every reasonable effort to recruit, employ and train, where applicable, those Alaskan & Alaskan native residents required to comply with the goals set forth in its "Alaskan/ Alaskan Native Resident Utilization Plan", which is incorporated into this Agreement and made a part hereof by reference. As part of its Plan, Contractor has established a goal of:

        100%  Alaskan Residents
        ---   (As a percentage of total workforce)

          0%  Alaskan Native Residents
        ---   (As a percentage of total workforce)

          0%  North Slope Borough Residents
        ---   (As a percentage of total workforce)

        Contractor shall maintain those records necessary to assure accurate accounting of the manpower utilized to perform work under this Agreement. Further, Contractor shall prepare and submit monthly a report of such Alaskan & Alaskan native resident labor to Operator. This report will be submitted, in the format specified in ATTACHMENT 4, to Operator's cognizant Administrative Representative set forth in this Agreement, with a copy to Operator's Technical Representative, by no later than the tenth (10th) working day of each month reflecting the actual manpower utilization for the previous month. As part of this report Contractor shall prepare a narrative explanation of each incidence where the stated utilization goals are not met and the specific actions to be taken by Contractor to rectify the situation.

        Contractor shall incorporate similar requirements in all solicitations for quotes and/or proposals and all subcontracts and/or orders for services in support of this Agreement. Contractor shall include subcontractor reports in its monthly report submittals.

        All records, relative to Plan implementation and accomplishment of both Contractor and its subcontractors, are subject to the audit provisions of this Agreement.


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     8.  OPTIONAL RIGHTS OF OPERATOR IN EVENT OF DEFAULT BY CONTRACTOR

         In the event Operator is dissatisfied with the performance of Contractor hereunder on account of unreasonably poor performance or incompetency or other reason as a result of causes reasonably within Contractors control, Operator shall specify in writing the cause of dissatisfaction pursuant to Paragraph V.23., Termination for Material Breach. Should Contractor fail or refuse to remedy matters complained of within the period as Operator may specify in such written notice, Operator shall have the right in an emergency (as determined by Operators Technical Representative at his sole discretion) to take over all or part of the operation of Contractor's equipment and/or its maintenance facilities either or both of which Operator may operate with its own personnel or through another contractor. Should such operations be taken over as aforesaid by Operator, the cost of the operations conducted by Operator, excluding charges to Contractor for the use of the tools, machinery and appliances of Contractor, shall be deducted from payments otherwise due to Contractor hereunder, and the balance, if any, shall be paid to Contractor. Operator shall return such tools, machinery and appliances to Contractor when the operations are completed in as good condition as when taken over by Operator, normal wear and tear excepted.

         Where, in Operator's reasonable opinion, Contractor's equipment is supplied or otherwise made available for use in an incomplete, unusable, or unsafe condition, Operator shall have the right to refuse said equipment and not tender payment therefor until such equipment is made complete, usable and in safe condition. Operator shall owe Contractor nothing for any time which the equipment is so deemed incomplete, unusable, or unsafe and any such time will accrue against the guaranteed minimum number of hours for such equipment.

         In the event of any material breach, by Contractor, of the terms and conditions hereof, under the circumstances set out in this Paragraph IV.8., Operator may, if Contractor does not rectify such breach within the specified period (Reference Paragraph V.23.), terminate this Agreement immediately, in which event Contractor shall immediately and at its own expense remove from Operator's land all equipment, materials, supplies, and personnel. From the date of such termination, no charges shall accrue in favor of Contractor and in no event shall demobilization fees be payable to Contractor. All guaranteed minimum hours shall be reduced directly proportional to the resultant term of the Agreement.

     9.  HEALTH, SAFETY AND SECURITY PROCEDURES

         Contractor shall comply with the requirements and procedures as set forth in ATTACHMENT 5; Health, Safety and Security Procedures, attached hereto and made a part hereof.


                                                         Contract No. 92MR067A
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V.  STANDARD TERMS AND CONDITIONS

    1.   DEFINITIONS

         a. "Operator" shall mean BP Exploration (Alaska) Inc. and, where the context so admits, shall include its employees and agents.

         b. "Contractor" shall mean that company or entity set forth and named in the preamble to this Agreement and, where the context so admits, shall include its employees, agents and subcontractors.

         c. The words "this Agreement", "herein", "hereof", "hereunder", and words of similar import shall refer to this Agreement as a whole.

         d. "Affiliate" shall mean any corporation that controls, is controlled by, or is under common control with a party. The word "control" shall mean the ownership, directly or indirectly, of fifty percent (50%) or more of the securities of a corporation having the right to vote for directors of such corporation.

         e. "Working Interest Owners" shall mean those individuals and corporations set forth in ATTACHMENT 1 hereto.

         f. "Days", when referring to notice requirements or either party's obligations herein, shall mean calendar days unless expressly stated otherwise.

         g. Services shall mean the various work and services to be provided for the Contractor under this Agreement.

    2.   CHANCES

         Operator, within the general scope of this Agreement, may at any time by written notice to Contractor from Operator's Administrative Representative, issue additional instructions, require additional services or direct the deletion of services covered by this Agreement. In such event, there may be made an equitable adjustment in price and time of performance, but any claim for such an equitable adjustment must be made in writing within thirty (30) days of receipt of said written notice. No adjustment in price and/or time of performance shall be recognized unless such adjustment takes the form of an amendment to this Agreement. Notwithstanding the necessity of such an amendment, Contractor shall perform all services required herein and as modified pursuant to this paragraph.


                                                         Contract No. 92MR067A
0935/2-S2                             -12-               4/1/92

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    3.   STANDARDS

         All services provided hereunder shall be performed by employees of Contractor who are experienced and highly skilled in their craft or profession and in accordance with the highest standards of workmanship of their craft or profession.

    4.   ACCESS TO LOCATION

         Operator shall secure for Contractor rights of access to the land on which the work covered by this Agreement is to be performed, if such land is not held by Contractor. Operator shall advise Contractor of any limitations or restrictions affecting access and of Operators rules for vehicle movement. Contractor shall abide by all such limitations or restrictions. Should Contractor be denied free access to such site for any reason within Contractor's control, time lost by such denial shall not be charged to Operator.

    5.   INDEPENDENT CONTRACTOR RELATIONSHIP

         Contractor shall be an independent contractor with respect to performance of all work hereunder and neither Contractor nor any party employed by Contractor nor any of Contractor's subcontractors shall be deemed for any purpose to be an employee, agent, servant or representative of Operator in the performance of any work or service hereunder. Operator shall have no direction or control over Contractor, its employees, agents or subcontractors except in the results to be obtained. However, the work contemplated hereby shall meet the approval of Operator and Operator shall have unlimited site access to determine whether work is being performed by Contractor in accordance with this Agreement.

    6.   CONTRACTOR SITE RESPONSIBILITY

         Contractor, before starting work, shall make a thorough inspection of the work site to determine the difficulties and hazards incident to the performance of the work. Contractor shall provide continuous adequate protection of the work site, Operator's property and adjacent property, and take all necessary precautions for the safety of all persons and employees on the work site, including employees of Operator, and comply and cause Contractor's employees and agents and others entering on Operator's premises in the performance of the work or in connection therewith to comply with all safety rules of Operator and applicable provisions of federal, state or local safety laws, rules or regulations necessary to prevent damage or injury to any and all property and persons.


                                                         Contract No. 92MR067A
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    7.   INSPECTION BY OPERATOR

         Operator shall have the right to inspect and/or review all work in progress being provided under this Agreement at any time and to review the qualifications of any personnel provided under this Agreement, to insure that no deficiencies exist therein.

    8.   INDEMNITY PROVISIONS

         a.  INDEMNITY

             Except as provided in Paragraph V.19.a., Contractor will, irrespective of any provisions herein pertaining to insurance, indemnify, protect, defend, save, and hold Operator and its affiliates, officers, directors, employees, agents and Working Interest Owners harmless from and against any and all losses, claims, suits, and judgments arising by reason of any acts of commission or omission done, caused or authorized by any person, including acts of passive or active negligence, arising out of or otherwise pertaining to this Agreement, to the maximum extent permitted by law, except if such losses, claims, suits or judgments directly result solely from Operator's gross negligence or willful misconduct.

         b.  OPERATOR'S NORTH SLOPE CLINIC

             In connection with the use of Operator's North Slope Clinic (procedures for such are included herein by attachment) by Contractor, its employees, agents, servants and/or subcontractors, Contractor will, irrespective of any provisions herein pertaining to insurance, indemnify, protect, save and hold Operator harmless from and against any and all losses, claims, suits and judgments arising by reason of any acts of commission or omission done, caused or authorized by any person, including acts of passive or active negligence. Further, when in the sole discretion of Operator it is necessary to medevac one or more of Contractor's employees, agents, servants or subcontractors, Contractor will assume responsibility for the cost of such medevac services and will render payment directly to the invoicing third party who has provided such services thereby relieving Operator of any and all obligations with respect to said services.

         c.  LIENS

             Without in any way limiting the foregoing, Contractor will indemnify, protect, save, and hold Operator and its property harmless, free and clear of any liens, claims, assessments, fines, levies and/or stop notices based on


                                                         Contract No. 92MR067A
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             Contractor's labor asserted by any party and/or
             other liens based on overdue or other deficient handling of charges for labor, equipment and/or materials, provided that such is not the result of Operator's failure or refusal to perform any of its obligations hereunder. Operator may, if it so elects, pay and discharge any liens or overdue charges for Contractor's labor, equipment and/or materials under or in conjunction with this Agreement and may thereupon deduct the amount or amounts so paid by Operator from sums due or which thereafter become due to Contractor hereunder. Before payments are made by Operator to Contractor, Operator may require Contractor to furnish proof that there are no unsatisfied claims for labor, materials, facilities, equipment and/or supplies and that all insurance coverages required by this Agreement were in full force and effect during the period Contractor rendered services pursuant to this Agreement.

         d.  PATENTS AND LICENSES

             In addition to the indemnity provisions above, Contractor represents and warrants that the use or construction of any and all tools and equipment furnished by itself and used in the work performed hereunder does not infringe on any license or patent which has been issued or applied for, and Contractor agrees to indemnify and hold Operator and its affiliates, officers, directors, employees, agents, and Working Interest Owners harmless from any and all claims, demands, and causes of action of every kind and character, in favor of or made by any patentee, licensee or claimant of any right or priority to any such tool or equipment, or the use or construction thereof or intellectual property of any sort, which may result from or arise out of the furnishing or use of any such tool or equipment by Contractor in connection with the work performed under this Agreement.

         e.  ATTORNEY'S FEES AND LEGAL COSTS

             Contractor agrees to reimburse Operator for any and all necessary expenses, attorney's fees, and costs incurred in the non-judicial or judicial enforcement of any part of any of the indemnity agreements provided for herein,

         f.  OPERATOR FURNISHED VEHICLES

             From time to time during the term of this Agreement Operator may provide vehicles to Contractor for use under this Agreement. Whenever such a vehicle is in the possession and control of Contractor, Contractor shall be responsible for any and all injury to or death of any and all persons and/or damage to or loss of property, including damage to or loss of the vehicle


                                                         Contract No. 92MR067A
0935/2-S2                             -15-               4/1/92
             itself, and agrees to indemnify and hold Operator and its affiliates, officers, directors, employees, agents, and Working Interest Owners harmless from the same. When Contractor is in possession of such a vehicle, all insurances as required elsewhere in this Agreement will be primary to any insurance carried by Operator.

    9.   TAX LIABILITIES AND CLAIMS

         a. Contractor agrees to defend, indemnify, and hold, Operator and its affiliates, officers, directors, employees, agents and Working Interest Owners, jointly and severally, harmless from and against any and all liability for the payment of Contractors legally due contributions or taxes for unemployment insurance, old age retirement benefits, pensions, annuities, and wage, income, business and occupation taxes, now or hereafter imposed by the Government of the United States or any state or political subdivision thereof, however measured.

         b. Contractor agrees to be responsible for and shall indemnify and hold Operator and its affiliates, officers, directors, employees, agents and Working Interest Owners, jointly and severally, harmless from any liability for any legally due sales, use, contract, ad valorem, or other taxes which are imposed upon the performance of this Agreement or the ownership or use of any property employed in the performance of this Agreement.

         c. Any applicable state and local sales taxes shall be collected from third parties by Contractor, but Contractor shall not collect sales taxes from Operator on services performed within the North Slope Borough by Contractor for Operator. It is hereby mutually understood and agreed that Operator has a North Slope Borough Direct Payment Permit (Registration Number 0448), under which Operator will pay directly to the North Slope Borough any sales taxes due based on property or services provided by Contractor to Operator under this Agreement. Contractor agrees not to include any sales taxes for the North Slope Borough in its billings under this Agreement. The Operator shall not in any way become responsible or liable for any sales or use tax imposed by the North Slope Borough upon Contractor or third parties as the result of any transaction between Contractor and third parties. It is further understood and agreed that Contractor is responsible for any and all requirements of the North Slope Borough Sales and Use Tax Ordinance, other than the aforementioned collection and payment of sales and use taxes due under this Agreement, including but not limited to obtaining a Certificate of Registration.


                                                         Contract No. 92MR067A
0935/2-S2                             -16-               4/1/92

         d. Contractor agrees to reimburse Operator and its affiliates, officers, directors, employees and agents on demand for all such taxes or governmental charges, state or federal, which Operator and its affiliates, officers, directors, employees and agents may be required or deem it necessary to pay on account of the employees of Contractor or its subcontractors. Contractor agrees to furnish Operator and its affiliates, officers, directors, employees and agents upon request, with the information required to enable it to make any necessary reports to state or federal authorities and to pay such taxes or charges. Operator and its affiliates, officers, directors, employees and agents are authorized at its election to deduct all sums so paid for such taxes and governmental charges from such amounts as may be or become due to Contractor hereunder.

   10.   LAWS, RULES AND REGULATIONS

         a. Contractor shall comply with all federal, state and municipal laws, rules and regulations which are now or may become applicable to operations covered by this Agreement or arising out of the performance of such operations, and shall comply, but not by way of limitation, with the Occupational Safety and Health Act of 1970 and will ensure that its employees, servants, agents and subcontractors observe and comply with such laws, rules, regulations and procedures and do not engage in activities objectionable to local or governmental authorities. Contractor will at its own expense replace any of its employees, servants, agents or subcontractors (1) whose conduct or behavior may be reasonably considered by Operator to be inimical to the maintenance of harmonious relations between Operator and such authorities or (2) whom Operator may consider to be technically incompetent.

         b. If for any reason within the sole control or direction of Contractor a governmental agency determines that Contractor has failed to comply with a valid law, regulation or order of such agency, Contractor shall promptly correct the same to the satisfaction of said agency. If in connection with the foregoing determination of failure of compliance the governmental agency issues an enforceable order to cease operations under this Agreement, Operator shall not be liable for charges of any kind which arise during the period of such cessation of operations.

         c. If for any reason within the joint control or direction of Contractor and Operator a governmental agency makes a determination and issues an order similar to that described in subparagraph b. above, then the charges to Operator which arise during such period of cessation of operations shall be borne equally by Operator and Contractor.


                                                         Contract No. 92MR067A
0935/2-S2                             -17-               4/1/92

         d. If for any reason within the sole control or direction of Operator a governmental agency makes a determination and issues an order similar to that described in subparagraph b. above, then the charges to Operator which arise during the period of cessation of operations shall be borne by Operator.

         e. In the event of an inspection by a governmental agency, Contractor shall immediately inform Operator's Representative.

   11.   PERMITS

         In connection with Contractor's performance hereunder, Contractor shall be responsible for obtaining any and all permits, licenses, certifications and any other similar authorizations required or which may become required by the Government of the United States or any State or political subdivision thereof except however where laws, rules or regulations expressly require Operator to obtain the same.

   12.   LIQUIDATION

         If a petition is presented or any effective resolution is passed for the liquidation of or for winding up the affairs of Contractor, or if Contractor is prevented from carrying out all or part of the obligations provided for in this Agreement by reason of any legal or financial difficulties of a similar character, Operator may terminate the Agreement by written notice to Contractor. Such termination shall be effective immediately or as specified by such notice. Such termination shall not waive Contractor's then existing obligations and engagements to perform and Operator will thereafter be under no obligation to Contractor, except to make such payments as Contractor may be entitled to receive up to the time of such termination. If Contractor considers taking advantage of any legislation for the relief of insolvent companies, Contractor shall immediately provide Operator with written notice of the same.

   13.   FURTHER ASSURANCES

         Each party hereto will perform the acts and execute and deliver the documents necessary to give effect to the provisions of this Agreement and, upon request by the other party hereto, shall give assurances necessary to insure the full and complete performance of all the terms of this Agreement.

   14.   APPLICABLE LAWS

         This Agreement and the relationship of the parties hereto will be governed by and interpreted in accordance with the laws of the State of Alaska.


                                                         Contract No. 92MR067A
0935/2-S2                             -18-               4/1/92

   15.   RIGHT TO AUDIT

         The accounts and books of Contractor and/or its subcontractors, which reasonably relate directly to the performance of obligations or work contemplated by this Agreement, may be audited by Operator at reasonable times and from time to time, not only during the continuance of this Agreement, but for twenty-four (24) months after the date of its termination, or final payment, whichever occurs last. In the event that such audit or audits reveal any error or discrepancy of any nature whatever, such error or discrepancy will be promptly corrected and any amount owing or due to either Operator or Contractor, will be promptly paid by the other party. Operator shall have this right to audit Contractor's accounts and records only after delivery of written notice to Contractor in accordance with the provisions for notices set forth above. Operator shall have the right to make copies of documents audited and such copies shall become the property of Operator. All audit rights of Operator described herein are in addition to, and are not in any way in lieu of, all other rights of Operator in law or in equity.

   16.   INTERNAL CONTROLS AND RECORDKEEPING

         Contractor shall keep full and accurate records and accounts of all its activities in connection with this Agreement, including, without limitation, reasonable substantiation of all expenses incurred, and all property acquired hereunder. Furthermore, Contractor shall cause its affiliated or associated companies and its agents and/or subcontractors to maintain such controls, records and accounts.

         Contractor shall maintain a system of internal controls sufficient to provide reasonable assurance that: all transactions related to this Agreement are executed and access to assets is permitted only in accordance with management authorization; transactions are properly recorded in its books and records; and existence of assets is verified at reasonable intervals.

   17.   CONFIDENTIAL INFORMATION

         All information (the "Data") obtained by Contractor in the conduct of operations hereunder will be strictly confidential and proprietary to Operator. Contractor shall not allow any person other than a duly authorized representative of Contractor or Operator, to have access to any of the Data and shall not divulge the same to any third party nor permit any of its officers, employees, or agents, to do so. Contractor shall take all necessary steps to inform and bind its employees, agents, officers, consultants and subcontractors to the obligations of this paragraph. Contractor shall take all reasonable and necessary precautions to prevent any of Contractor's officers, employees or agents from disclosing any of the Data to any


                                                         Contract No. 92MR067A
0935/2-S2                             -19-               4/1/92
         person other than a duly authorized representative of Contractor or Operator except as may be required for the performance of this Agreement.

   18.   ASSIGNMENTS

         Contractor will not assign this Agreement without the prior written consent of Operator and any assignment made without such consent will be void. Without limiting the foregoing, this Agreement will inure to the benefit of and be binding upon the successors and assigns of the parties hereto and each of them respectively.

   19.   ENVIRONMENTAL PROTECTION

         a.  CONTRACTOR RESPONSIBILITY

             When performing all obligations hereunder, Contractor shall comply with all specific instructions of Operator with regard to environmental concerns, regardless of whether such instructions are based upon a specific law, regulation or order of any governmental authority. Contractor assumes all responsibility for the proper storage, transportation, handling and disposal of all hazardous waste generated by Contractor as a result of materials supplied by Contractor. Further, Contractor hereby assumes responsibility for all spills of oil, oil base substances and/or hazardous substances which arise out of or otherwise pertain to this Agreement and are attributable to Contractor and with respect to such occurrences, Contractor will indemnify, protect, save and hold Operator and its affiliates, officers, directors, employees, agents, and Working Interest Owners harmless from and against any and all losses, claims, suits and judgments,

         b.  SPILLS

             Contractor shall be aware of and will comply with all state and federal regulations governing oil and hazardous substances and will ensure that any spills are properly handled. Contractor shall immediately notify Operator of any oil and hazardous substance spills as well as action taken, which occur while performing under this Agreement. Copies of written spill reports and reports regarding action taken will be forwarded to Operator's Administrative Representative as soon as they become available.

   20.   EQUAL OPPORTUNITY

         To the extent that this Agreement may be subject to Executive Order 11246, as amended, the equal opportunity provisions (41 CFR 60-1) are incorporated by reference. To the extent required by applicable laws and regulations, this


                                                         Contract No. 92MR067A
0935/2-S2                             -20-               4/1/92

         Agreement also includes and is subject to the affirmative action clauses concerning qualified handicapped individuals, disabled veterans and veterans of the Vietnam Era (41 CFR 60-741.4, 60-250.4 and 61-250) and these affirmative action clauses are incorporated by reference. Contractor agrees that in the performance of this Agreement and in the conduct of all of its operations, it will comply with the requirements of these regulations and orders.

   21.   AMENDMENTS

         Amendments to. this Agreement shall be made only in writing, signed by Operators Administrative Representative identified in Paragraph IV.2. above, and shall be consecutively numbered and attached to this Agreement.

   22.   WAIVERS

         None of the requirements of this Agreement may be waived or amended by either party unless done in writing. Any failure by Operator to enforce or require strict observance of performance by Contractor of any of the terms or conditions hereof shall not constitute a waiver of such terms and conditions, and shall not in any manner impair such terms and conditions or the right of Operator at any time thereafter to require specific performance or to otherwise avail itself of such remedies as it may have as the result of any breach of such terms and conditions by Contractor. Any failure by Contractor to enforce or require strict observance of performance by Operator of any of the terms or conditions hereof, shall not constitute a waiver of such terms and conditions, and shall not in any manner impair such terms and conditions or the right of Contractor at any time thereafter to require specific performance or to otherwise avail itself Of such remedies as it may have as the result of any breach of such terms and conditions by Operator.

   23.   TERMINATION FOR MATERIAL BREACH

         Each party hereto will have the right to terminate this Agreement in the event of a material breach by one party if such breach is not remedied within ten (10) days of the date of the written notice of such from the other party. The right to terminate, in such event, shall be exercised by written notice to the defaulting party with the termination effective immediately or as specified in such notice. No waiver by either party of any default or breach on the part of one party will affect the rights or remedies of either party hereto in the event of subsequent violation or breach. The exercise of any right of termination on the part of either party in the event of a material breach or failure of one party to perform any of its obligations hereunder will not deprive such terminating party of any claims for damages or any other remedies available at law or in equity. In no event will either party be liable to the other for speculative or prospective profits. No termination of this Agreement,


                                                         Contract No. 92MR067A
0935/2-S2                             -21-               4/1/92
         however accomplished, will have any retroactive effect such as forgiving or otherwise diminishing or extinguishing liabilities or payment obligations that have accrued prior to such termination.

   24.   FORCE MAJEURE

         Neither Operator nor Contractor shall be responsible for failure to perform the terms of this Agreement when performance is prevented by force majeure provided that (1) notice and reasonably full particulars are given to the other party and (2) that the cause of such failure or omission is remedied so far as possible with reasonable dispatch. The term force majeure shall mean acts of God, earthquakes, fire, flood, war, civil disturbances, governmentally imposed rules, regulations or moratoriums, or any other cause whatsoever whether similar or dissimilar to the causes herein enumerated, not within the reasonable control of either party which through the exercise of due diligence, a party is unable to foresee or overcome. In no event shall the term force majeure include normal or reasonably foreseeable or reasonably avoidable operational delays.

   25.   WORK INTERRUPTION

         In the event of strike, slow down, "sick-out", or work stoppage for any reason Operator shall have the right to immediately terminate this Agreement by written notice to Contractor. No further action, including compliance with the provisions of Paragraph V.23. of this Agreement, is required of Operator.

   26.   SUPPLIERS' DISCOUNTS

         a. When, under the terms of this Agreement, Operator has agreed to reimburse Contractor for certain expenses which Contractor will incur from time to time in dealing with its suppliers and subcontractors, then Contractor warrants that, when it receives discounts it shall pay the invoices promptly and will take advantage of all discounts available.

         b. Operator shall reimburse Contractor for all reimbursable expenses only after the suppliers' invoices have been paid by Contractor. Contractor shall send such invoices to Operator with its regular invoice, enclosing documents evidencing that (1) supplier invoices have been paid and (2) the relevant materials and services invoiced have been received, as certified by Operators Representative. Payments on such charges shall be rendered by Operator in the manner provided above. However, Operator shall receive credit on all such invoices for all discounts available to Contractor, regardless of whether Contractor has taken advantage of such discounts or not.


                                                         Contract No. 92MR067A
0935/2-S2                             -22-               4/1/92

   27.   CONFLICT OF INTEREST

         Contractor shall exercise reasonable care and diligence to prevent any actions or conditions which could result in a conflict with Operators best interests. This obligation shall apply to the activities of Contractors employees and agents in their relations with Operator's employees, their families, vendors, subcontractors, and third parties arising from this Agreement and accomplishing work hereunder. Contractors efforts shall include, but shall not be limited to, establishing precautions to prevent its employees or agents from making, receiving, providing, or offering gifts, entertainment, payments, loans or other considerations for any purpose whatsoever.

   28.   SMOKING POLICY

         Operator has established a policy to govern the smoking practices of its employees, Contractor's employees, and visitors within Operator's Anchorage Headquarters Building. By accepting this Agreement Contractor agrees that its employees will become familiar with and will abide by Operators policy while in Operator's Anchorage Headquarters Building.

   29.   ALCOHOL AND DRUG ABUSE

         It is the policy of Operator to maintain a work environment free from the influence of alcohol and drug abuse. Accordingly, Operator prohibits the possession, use, distribution or sale of alcohol and/or illicit drugs and controlled substances in the workplace or when conducting business on Operator's behalf, and requires employees and nonemployees to be free from alcohol and/or illicit drugs and controlled substances upon entering Operator's owned, leased, or operated premises (hereinafter referred to as "premises").

         By accepting this Agreement Contractor agrees that it will maintain a similar policy regarding its own premises and that it will inform its employees and agents of those policies, including the fact that they will be subject to search by Operator on their persons, and in Operator's work areas, living quarters, vehicles, lockers, and other property while individuals are entering, on, or leaving. Operator's premises. Any alcohol and/or illicit drugs or controlled substances found on Operator's premises will be confiscated. Any incident involving illicit drugs or controlled substances will be brought to the attention of the appropriate law enforcement agency and Operator shall provide its full cooperation in prosecuting such matters. Contractor personnel violating this policy will be immediately removed from Operator's premises by Contractor at Contractor's expense.


                                                         Contract No. 92MR067A
0935/2-S2                             -23-               4/1/92

         Operator's Vice President may, on occasion, by written exception to Operator's policy, provide for the consumption or possession of alcohol on Company property.

   30.   FIREARMS, TRAPPING, ETC.

         The use and/or possession of firearms for any purpose and the use and/or possession of trapping devices or any other device, the primary purpose of which is to take game, and the feeding of North Slope wildlife is hereby prohibited on/or adjacent to Operator's property. In the event of the breach of this provision by Contractor, its employees, suppliers, or subcontractors, such shall be deemed a material breach of this Agreement and Operator shall then have the right to immediately terminate this Agreement by written notice of the same. No further action, including compliance with the provisions of Paragraph V.23. of this Agreement, is required of Operator.

   31.   PUBLICITY

         Contractor shall not release any information for publication or advertising purposes relative to this Agreement or the material, equipment, and/or services furnished under this Agreement or the business relationship between Operator and Contractor without the prior written consent of Operator.

   32.   PRECEDENCE

         In the event of a question of conflict between the provisions of this Agreement and documents issued pursuant hereto, such questions shall be resolved by the following order of precedence, with the highest priority being listed first:

         (1) This Agreement, including Amendments thereto;

         (2) Service Orders and Change Notices thereto;

         (3) Specifications provided by Operator;

         (4) Drawings or other paper or exhibits and attachments and all amendments or revisions to same issued hereunder.

   33.   SEVERABILITY

         Every provision of this Agreement shall be severable. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.


                                                         Contract No. 92MR067A
0935/2-S2                             -24-               4/1/92

   34.   ENTIRETY OF AGREEMENT

         This Agreement along with the Attachments hereto represent the entire understanding between the parties as related to the subject matter described herein, and supersedes and replaces any and all oral or written statements or communications regarding the same dated prior to the date of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have signed this Agreement in two or more counterparts, any signed copy of which is deemed as an original.

    DATED the same day as first above written.

                                       CONTRACTOR

                                       GCI NETWORK SYSTEMS

                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------

                                       Date:
                                            ------------------------------


                                       OPERATOR

                                       BP EXPLORATION (ALASKA) INC.

                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------

                                       Date:
                                            ------------------------------



                                                         Contract No. 92MR067A
0935/2-S2                             -25-               4/1/92

                                 ATTACHMENT 1

                   PRUDHOE BAY UNIT WORKING INTEREST OWNERS

1.  Amerada Hess Corporation                 7.  Mobil Oil Corporation
    218 West 6th Street                          P.O. Box 5444
    (P.O. Box 2040, 74101)                       Terminal Annex
    Tulsa, Oklahoma                              Denver, Colorado 80217

2.  ARCO Alaska, Inc.                        8.  Phillips Petroleum Co.
    700 G Street                                 8055 E. Tufts Avenue Parkway
    (P.O. Box 100360, 99510-0360)                Denver, Colorado 80237-2898
    Anchorage, Alaska

3.  Chevron U.S.A., Inc.                     9.  Shell Western E & P, Inc.
    6001 Bollinger Canyon Road                   P.O. Box 576
    (P.O. Box 5043, 94583-0943)                  Houston, Texas 77001
    San Ramon, California

4.  Exxon Corporation                        10. BP Exploration (Alaska) Inc.
    Exxon Building, 800 Bell Avenue              900 East Benson Blvd.
    (P.O. Box 2180, 77001-2180)                  (P.O. Box 196612,) (99519-6612)
    Houston, Texas                               Anchorage, Alaska 99508

5.  The Louisiana Land and                   11. Texaco, USA
    Exploration Company                          10 Universal City Plaza
    Suite 1200, One Civic Center                 Universal City, California
    1560 Broadway                                81608-1097
    Denver, Colorado 80202

6.  Marathon Oil Company
    P.O. Box 102380
    Anchorage, Alaska 99510


                                    -1-                           ATTACHMENT 1

                                  ATTACHMENT 1B

                 ENDICOTT DEVELOPMENT WORKING INTEREST OWNERS

(1)  Amoco Production Company (USA)
     Amoco Building
     1670 Broadway
     Denver, Colorado 80202

(2)  Arco Alaska, Inc.
     711 W. 8th Street
     P.O. Box 100360
     Anchorage, Alaska 99510

(3)  Cook Inlet Region, Inc.
     2525 "C" Street
     P.O. Box 4-N
     Anchorage, Alaska 99509

(4)  Doyon Ltd.
     201 First Avenue
     Fairbanks, Alaska 99701

(5)  Exxon Company, U.S.A.
     3301 "C" Street
     Pouch 6601
     Anchorage, Alaska 99502

(6)  NANA Development Company
     1001 East Benson Blvd.
     Anchorage, Alaska 99508

(7)  BP Exploration (Alaska) Inc.
     900 East Benson Blvd.
     (P.O. Box 196612, 99519-6612)
     Anchorage, Alaska 99508

(8)  Union Oil Company
     P.O. Box 6247
     Anchorage, Alaska 99502

                                    -1-                           ATTACHMENT 1B

                                 ATTACHMENT 2

                     STANDARD INSURANCE REQUIREMENTS

1.   Coverage

     Contractor will, at its sole expense, secure and maintain and will file with Operator (on behalf of Operator and Working Interest Owners, jointly and severally) proper and acceptable evidence of the following described insurance coverages, which coverages will be secured with insurance companies acceptable to Operator and shall be primary to any coverage carried by Operator which may cover the work specified in this Agreement.

     a. WORKERS' COMPENSATION INSURANCE AND OCCUPATIONAL DISABILITY INSURANCE in compliance with the laws of all applicable state and federal jurisdictions where the work is performed, the state in which Contractor's employees reside, and the state in which Contractor is domiciled covering all employees engaged in the performance of work specified in this Agreement, including coverage for:

          (1) Employer's liability with a limit of not less than $1,000,000 per accident;

          (2) "BORROWED SERVANT" endorsement providing that a Workers' Compensation claim brought against Operator or Working Interest Owners by an employee of Contractor will be, with respect to the insurance provided by Contractor, treated as a claim against Contractor;

          (3) When applicable to operations performed under this Agreement, coverage for liability under the U.S. Longshoreman's and Harbor Worker's Compensation Act and coverage for liability for admiralty benefits and damages under the Jones Act, the Outer Continental Shelf Lands Act, and liability for Federal High Seas Death Act. All such insurance coverages shall carry limits of not less than $1,000,000 per accident.

          In the event the compensation terms of this Agreement indicate that Operator will reimburse Contractor for the cost of Workers' Compensation insurance, the maximum reimbursement Operator will make to Contractor will be calculated utilizing the appropriate premium rate for a guaranteed cost program as contained in the current National Council on Compensation Insurance manual or the standard premium derived from the manual rate, whichever is less.

     b. COMPREHENSIVE GENERAL LIABILITY INSURANCE with contractual liability coverage limits for services performed, including equipment rental, of not less than $1,000,000 per


                                    -1-                           ATTACHMENT 2
          occurrence for bodily injury, sickness, or death, and $1,000,000 per occurrence for property damage, including the following coverages:

          (1)  Premises Operations coverage;

          (2)  Independent Contractor's coverage;

          (3)  Contractual Liability for assumed liabilities;

          (4)  Products and Completed Operations coverage;

          (5) Coverage for explosion, collapse and underground property damage (Premises and Contractual);

          (6) Contractor's Protective Liability, covering liability for work performed by a subcontractor.

     c. COMPREHENSIVE AUTOMOBILE LIABILITY INSURANCE covering all owned, non--owned, hired and rented vehicles used by Contractor with limits of not less than $1,000,000 combined single limit for bodily injury, sickness or death per occurrence and $1,000,000 for loss or damage to property in any one occurrence.

     d. AIRCRAFT LIABILITY INSURANCE, when applicable to operations performed under this Agreement:

          (1) Limits of not less than $10,000,000 per occurrence or $1,000,000 per passenger seat, whichever is greater, covering any loss of or damage to property of third parties arising out of any single accident or occurrence.

          (2) Limits of not less than $25,000 covering any loss of or damage to cargo not owned by Contractor arising out of any single accident or occurrence.

          (3) Limits of not less than $10,000,000 per occurrence or $1,000,000 per passenger seat, whichever is greater, covering claims of any kind for injury to or impairment of health or death of any and all persons (including employees of Contractor and Operator and any other third party) arising out of any single accident or occurrence.

          (4) AIRCRAFT HULL ALL RISK INSURANCE covering each aircraft in amounts equal to the actual cash value of said aircraft and its equipment.


                                    -2-                           ATTACHMENT 2

2.   CERTIFICATES

     Contractor shall obtain and deposit with Operator prior to the commencement of operations hereunder certificates of insurance indicating the respective coverages and endorsements set forth herein. Contractor, when required by Operator, will furnish Operator with certified copies of each such insurance policy, complete with all endorsements affecting such policies, as soon as received. The policies will not be canceled or materially altered unless at least thirty (30) days prior written notice of such cancellation or material change is provided to Operator. All applicable policies and certificates will reference the applicable Contract Number.

3.   ADDITIONAL INSURED

     Contractor will cause Operator and its parent and affiliated corporations, officers, directors, employees, agents and Working Interest Owners and their respective parent companies to be named as additional insured to all insurance policies specified in subparagraphs 1.b. through d. above, but only as respects liability incurred as a result of Contractor's operations under this Agreement. Such insurance policies shall also contain a provision or endorsement that coverages provided hereunder are primary and underlying to any insurance coverages carried by Operator or Working Interest Owners.

4.   WAIVER OF SUBROGATION

     Contractor will furnish Operator a waiver of the rights of subrogation and recovery and recoupment by each of its carriers in favor of Operator and Working Interest Owners and their respective parent companies with respect to each of Contractor's policies of insurance.

5.   SUBCONTRACTORS INSURANCE

     Contractor will require and ensure that all subcontractors, if any, engaged by Contractor carry the minimum insurance coverage in the amounts specified herein and evidenced by policies in the form required of Contractor hereunder.

6.   NOTICES OF OCCUPATIONAL INJURY

     Whenever an employee of Contractor or Subcontractor suffers an occupational injury or an occupational disease because of work performed under this Agreement, and such injury or disease is required by the workers' compensation or occupational disease laws to be reported to the proper authorities, copies of such report shall be furnished promptly by Contractor to Operator's safety and operational representatives.


                                    -3-                           ATTACHMENT 2

7.   OTHER INSURANCE COVERAGES

     Contractor may provide such other insurance on its own account as it may deem necessary, but in the event other insurance is carried, Contractor agrees to waive and have its insurers waive any rights of subrogation they may have against Operator and its affiliates, officers, directors, employees, agents and Working Interest Owners. Contractor also waives any rights of subrogation as respects damage to its equipment, including loss of use thereof, whether insured or not.

8.   SELF INSURANCE

     No form of Contractor self-insurance, including but not limited to insuring or reinsuring with an affiliate organization is acceptable or allowable under the terms of this Agreement unless prior to the commencement of operations hereunder, Operator's Representative who is charged with administrative cognizance of this Agreement gives written consent and approval to any such insuring or reinsuring arrangement. Any deductibles and exclusions in coverage in the above described policies shall be assumed by, for the account of, and at the sole risk of Contractor.

9.   APPROVAL OF COUNSEL

     Policies shall also state that Operator has the right to approve counsel retained by Contractor or the Insurer to represent Operator in any actions which arise out of this Agreement.

10.   BORROWED SERVANT DEFENSE

     All policies shall state that the Insurer has reviewed the provisions of this Agreement and is aware of the relationship between Operator and Contractor and that neither Contractor nor the Insurer will in any way assert or attempt to assert, in any action brought against Operator by an employee of Contractor or any subcontractor, that such was a loaned or borrowed servant of Operator.


                                    -4-                           ATTACHMENT 2

                                  ATTACHMENT 3

                         BP EXPLORATION (ALASKA) INC.

                   NORTH SLOPE CLINIC AND MEDEVAC PROCEDURES

BP Exploration (Alaska) Inc. supports a North Slope medical clinic at the Base Operations Camp which provides certain urgent and acute care capabilities for North Slope contractor/subcontractor employees. The medical facility is not a "general practice" center, and should not be utilized for routine care by any employee. In an emergency, the Clinic staff will respond and function as a triage center for the injured or ill employees.

When either emergency or non-emergency medical care of injured and/or ill BP Exploration (Alaska) Inc. contractor/subcontractor employees is requested, their medical care becomes the responsibility of Physician's Assistants working under a collaborative agreement with the BP Exploration (Alaska) Inc. Medical Advisor. Therefore, the BP Exploration (Alaska) Inc. medical department will make the emergency medical care decisions and referrals necessary to provide the employee with the appropriate level of care as expeditiously as possible.

As soon as the required emergency medical care is provided and medevac/referral arrangements are confirmed, BP Exploration (Alaska) Inc. will contact the appropriate contractor/subcontractor supervisors and/or their home office with pertinent information regarding the patient's status. The patient's condition, destination, mode of transportation, ETA, hospital requested, treating physicians (if known), and other available information will be given to the contractors/subcontractors and BP Exploration (Alaska) Inc. departments through proper channels.

Adherence to established medevac procedures and Clinic protocol will help ensure competent and efficient medical care for all North Slope employees.


                                    -1-                           ATTACHMENT 3

 ATTACHMENT 4
 ALASKAN/ALASKAN NATIVE/NORTH SLOPE BOROUGH RESIDENT
 LABOR UTILIZATION REPORT

           CONTRACTOR:         GCI Network Systems        CONTRACT ENGINEER:        M. L. Galbreath
           CONTRACT NO.:     92MR067A                GOAL:
           EXPIRATION DATE:  3/31/97                 Alaskan Residents           100%
                                                     Alaskan Native Residents      0%
                                                     NSB Residents                 0%

-----------------------------------------------------------------------------------------------------
                            ALASKAN RESIDENTS      AK NATIVE RESIDENTS     NSB RESIDENTS
-----------------------------------------------------------------------------------------------------
MONTH         TOTAL NO.        NO.     %                NO.       %          NO.    %
               STAFF
-----------------------------------------------------------------------------------------------------
January
-----------------------------------------------------------------------------------------------------
February
-----------------------------------------------------------------------------------------------------
March
-----------------------------------------------------------------------------------------------------
April
-----------------------------------------------------------------------------------------------------
May
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June
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July
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August
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September
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October
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November
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December
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Comments/Action:
                 ------------------------------------------------------------------------------------

Manager's Signature:                                       Date:
                    --------------------------------            ------------------
                    (Name)

                    --------------------------------
                    (Title)


                                   ATTACHMENT 5
                     HEALTH, SAFETY, AND SECURITY PROCEDURES

I.  STANDARD OPERATING PROCEDURES

    Standard Operating Procedures have been prepared for the general safety and welfare of all personnel working in the Prudhoe Bay area at both operating fields (Western Operating Area/Endicott Operating Area), Contractor will implement and maintain these procedures as part of its Operator-approved safety program. It is understood that some of these requirements are more stringent than the state or federal safety regulations.

    In order to promote safe work practices, Contractor shall ensure that
    Section 16 of Operator's Safe Practices Manual, as amended from time-to-time, shall be readily accessible to all Contractor employees at the work site. Contractor's Management shall ensure that all Contractor employees are cognizant of and in full compliance with policies and procedures outlined in Operator's Safe Practices Manual,
    Section 16, entitled: "Contractor's Responsibility for Safety and Security Regulations."

II. OPERATIONS CONTRACTOR BASIC SAFETY INDOCTRINATION/H2S TRAINING

    Contractor personnel assigned hereunder are required to attend a safety indoctrination/H2S training prior to performing work on Operator's Prudhoe Bay and/or Endicott property or facilities. Operator shall provide such indoctrination/H2S training at times mutually agreeable to both Operator and Contractor. Contractor will be compensated as time worked for time spent by its employees in such indoctrination/H2S training.

    1. BASIC SAFETY INDOCTRINATION

       Any individuals not having worked at Prudhoe Bay or Endicott within the preceding 12 months will be required to attend the indoctrination even though they may have attended such training prior to the 12 month hiatus.

    2. H2S TRAINING

       As with many producing oil fields, the possibility exists that hydrogen sulfide gas (H2S) may be encountered in the Prudhoe Bay Western Operating Area and/or Endicott Operating Area. Accordingly, Operator has designated certain areas within its facilities and well pads as H2S areas. All personnel entering these areas will be required to comply with Operator's Prudhoe Bay Hydrogen Sulfide Guidelines unless otherwise specified in writing by Operator's administrative representative.

                                      -1-                         ATTACHMENT 5

       An annual H2S refresher training will be provided to Contractor's employees by Operator. Any individuals not having work at Prudhoe Bay within the preceding 12-months will be required to attend the H2S training even though they may have attended such training prior to the 12 month hiatus.

III. SAFETY AND HEALTH PROGRAM

     Contractor shall provide Operators Safety Manager with a comprehensive safety and health program manual. This manual will be submitted prior to Contractors arrival on site to perform work on Operators Prudhoe Bay and/or Endicott property or facilities. The manual will contain, but not be limited to, the following:

      1. Safety policy and objectives
      2. Staff plan and responsibilities
      3. Hazardous work narrative
      4. Safety and arctic indoctrination
      5. Safe practices and operations code
      6. Standard operating procedures
      7. Supervisory safety procedures
      8. Defensive drive procedures
      9. Cold weather operations
     10. Safety equipment and arctic gear provisions
     11. Hearing conservation
     12. Hazard communication/Right To Know Law
     13. Equipment inspection procedures
     14. Hydrogen Sulfide procedures
     15. Disciplinary procedures
     16. Supervisor/Foreman accident recognition program
     17. Accident/incident investigation procedures

IV.  BP EXPLORATION SAFETY PRACTICES MANUAL

     As an aid to Contractor, Operator will provide Contractor with a BP Exploration Safe Practices Manual. Contractor will comply with all phases of the safe work practices stated therein as same may be amended from time to time. In the event of an anomaly between the State of Alaska Department of Labor Occupational Safety and Health rules and regulations and/or with the Federal Occupational Safety and Health Standards as defined under the William Steigner Occupational Safety and Health Act of 1970, the stricter of the three shall apply.

V.   SECURITY

                                       -2-                        ATTACHMENT 5

    Contractor's employees must obtain photo identification badges from Operator's North Slope Security office in order to gain access to the Western Operating Area and/or Endicott Operating Area of the Prudhoe Bay Field. Badges will be issued to employees in person at the Base Operations Center (BOC) Security office. Contractor should make arrangements for having badges issued to its employees by contacting:

    WESTERN OPERATING AREA:
    Security Department
    BP Exploration (Alaska), Inc.
    P.O. Box 196612, BOC, Prudhoe Bay
    Anchorage, Alaska 99519-6612
    (907) 659-3101, ext. 4441

    ENDICOTT OPERATING AREA:
    Security Department
    BP Exploration (Alaska), Inc.
    P.O. Box 196612, BOC, Endicott
    Anchorage, Alaska 99519-6612
    (907) 659-6500, ext. 6516

VI. VISITOR POLICY

    Access to the Base Operations Center complex is limited to the following persons:

    1. BP Exploration employees.

    2. Visitors on official BP Exploration business as authorized by the North Slope Operations Manager or his delegate. Access is permitted for the duration of such business activity only.

    3. Non-business visitors when sponsored by a BP Exploration employee are subject to the following conditions:

       a. Each visitor must be identified and signed in at the security desk by the sponsoring employee. The visitor will be provided a visitor's badge which must be worn AT ALL TIMES while in the complex.

       b. Visitors shall be restricted to residential and recreational areas. No visitor shall be permitted in any working area of the complex without the prior expressed approval of the North Slope Operations Manager or his delegate.

                                      -3-                         ATTACHMENT 5

    c. Visitors shall observe all the normal rules Of Conduct applying to the complex, including rules prohibiting solicitation and distribution. Violators shall be subject to a permanent ban from the complex.

    d. No person engaged in an occupation encompassing solicitation of any kind (tax consultants, labor organization representatives, fraternal or charitable association representative, salesmen, insurance agents, brokers, etc.), shall be permitted access.

    e.  Visitors must remain with their sponsor at all times.

    f. Visitors must be out by midnight or noon depending on the time of day they signed in, e.g., day shift workers from 7:00 p.m. to midnight and night shift workers from 7:00 a.m. to noon.

VII.    LAWS, RULES, AND REGULATIONS

        Contractor shall comply, but not by way of limitation, with the State of Alaska Department of Labor Occupational Safety and Health Rules and Regulations and/or Occupational Safety and Health Act of 1970 and will ensure that its employees, servants, agents, and subcontractors observe and comply with such laws, rules, regulations, and procedures and do not engage in activities objectionable to local or governmental authorities.

VIII.   SAFETY STANDARDS

        Contractor shall conform to the highest standards of safety practices in performance of the work and shall organize and vigorously maintain a comprehensive safety program covering all phases of the work and shall conform to all safety practices and requirements of Operator. Contractor warrants that any and all work performed and/or equipment delivered to Operator or Operator's designee under this Agreement shall comply with all requirements of the State of Alaska Department of Labor Occupational Safety and Health rules and regulations and with the Federal Occupational Safety and Health Standards Act of 1970, as the same may be amended from time to time and including all regulations adopted pursuant to such Act, and shall comply with all the requirements of any applicable health or safety statute or regulations adopted pursuant to such Act. Contractor further warrants that it shall comply with all the requirements of any applicable health or safety statute or regulation of any state or local government agency having jurisdiction in the location to which such equipment is to be shipped or such work is to be performed pursuant to this Agreement. Contractor shall be solely responsible for compliance with all such laws or regulations without relying upon enforcement thereof by, or instruction of, Operator.


                                      -4-                         ATTACHMENT 5

IX.   GOVERNMENT INSPECTIONS

      Contractor agrees to promptly report in full to Operator any safety or health inspection by state or federal governmental authorities. Contractor shall coordinate all contacts with said agencies with Operator prior to that contact. All on-site safety inspections by state or federal government inspectors will be coordinated through Operator. Contractor will immediately notify Operator when an inspector arrives on-site.

X.    INSPECTIONS BY OPERATOR

      As part of its activities under Paragraph V.7. of the Contract Standard Terms and Conditions, Operator shall have the right to conduct safety and health inspections and/or review all work in progress at any time to ensure that no anomalies exist.

XI.   SAFETY MEETINGS

      Contractor's employees who are working within BP Exploration facilities shall attend Operator and/or Contractor conducted safety meetings at least once per month. During the months of January, April, July, October and November, Operator may request "ALL" employees working in the North Slope Western Operating Area and/or Endicott Operating Area to attend a safety meeting at a predetermined mutually agreeable location. An attendance record and minutes of each meeting will be maintained and/or forwarded to Operator's Manager of Safety.

XII.  FIRST AID CARDS

      All foremen, supervisors and employees in direct charge of crews in field operations shall have a current certificate of first aid training. In addition, there shall also be at least one employee with a current certificate of first aid training at all places where crews of less than 15 employees, and in all places where crews of more than 15 employees there shall be at least two employees with current certificate of first aid training.

XIII. REQUIRED CONTRACTOR EMPLOYEE SAFETY GEAR/ARCTIC EQUIPMENT

      Contractor, without otherwise limiting its full responsibilities, specifically agrees to furnish and/or require its employees to have all the necessary protective clothing and protective equipment.

      1. SAFETY-TOED FOOT GEAR

         All Contractor employees working in an area where safety-toed foot gear is required must wear safety-toed foot gear which is in compliance with ANSI Specification Z41-1.

                                      -5-                         ATTACHMENT 5

      2. HARD HATS AND SAFETY GLASSES

         All Contractor personnel will wear approved ANSI Standard Z89.1 hard hats and approved ANSI Standard Z87.1 safety glasses with side shields in all locations where Operator has indicated such are to be worn.

      3. ARCTIC CLOTHING

         All Contractor personnel reporting to work, at Operator's job site shall report equipped with arctic clothing adequate for the working environment to which they are assigned. Such required clothing shall include, but not be limited to the following:

         Clerks and others who are seldom required to go out-of doors:

         Down-filled parka, lined gloves, arctic pacs; w/liners

         Personnel having frequent occasion to go out-of-doors, but who would not have extended work assignments out-of-doors:

         Down-filled parka, Balaclava wool cap, lined gloves, safety-toed arctic pacs w/liners, safety-toed insulated shoes

         All others:

         Down-filled parka and down-filled pants (may be substituted for down-filled coveralls) down-filled coveralls, Balaclava wool cap, lined gloves, polar mittens, face mask, safety-toed arctic pacs Miners or bunny boots, safety-toed insulated shoes

XIV.     ADDITIONAL SPECIAL PURPOSE EQUIPMENT

         Operator will provide Contractor employees with the necessary additional safety equipment which would be required for the work to be performed.

XV.      RESPONSIBILITY FOR PROVIDING GEAR

         The providing of the gear specified in Paragraphs XIII.a. through c. above, unless expressly stated otherwise, shall be the responsibility of Contractor and shall not be reimbursed by Operator.

                                       -6-                        ATTACHMENT 5

XVI.     DETERMINATION OF ADEQUACY

         Operators Technical Representative shall issue the final decision, at his sole discretion, when there is a dispute regarding adequacy of gear and/or clothing of Contractor personnel.








                                       -7-                        ATTACHMENT 5

c. AFTER HOURS

   The outsource vendor is expected to respond to serious network problems on a 24 hour/7 day basis. A single phone number will be published that can be used after hours to initiate a service request.

d. CHANGE IMPLEMENTATION

   Moves, Adds, and Changes (MAC): Perform all work required to coordinate and perform MAC's of all voice/data services within the Anchorage HOB.

   Perform MAC's within five days of written request.

e. TECHNICAL SUPPORT

   Providing network technical support to other BP groups. This would include the following:

   1) Network development and configuration/migration strategy.
   2) The installation, testing, and performance of third party network software.
   3) De-bugging software, network hardware problems when no specific fault is readily identifiable.
   4) Provide co-ordination with other BPXA and BP Group network nodes.
   5) Technical support for the applications development and help desk staffs at BPXA.
   6) Provide support for maintenance of inter-system connectivity requirements to other BPXA sites.

f. PROCEDURES

   Procedures and Operations & Maintenance Support Documentation will be developed for any new Systems, Networks, equipment, etc. so as to be available at implementation.

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -8-                               4/1/92

2. TELECOMMUNICATIONS OPERATIONS

   Operation and Administration of the Anchorage HOB telephone systems, video teleconferencing facility, and other telecommunications resources. Provide point of contact for co-ordination and administration of telecommunications service requests. Report and record all service activity.

a. PBX

   Operate the PBX central console position during all normal working hours. All calls to the operator will be handled promptly and courteously.

   All calls answered within 5 rings
   All complaints investigated and resolved.

B. VIDEO TELECONFERENCING

   Provide single point coordination for all Exploration Western
   Hemisphere (XWH) video teleconference problems.

   Operate the video teleconference facility and have an operator in attendance at all scheduled conferences. Technicians will be immediately available for all critical conferences. Participate in the BP teleconference Trade Association.

   Maintain 85% successful conferences with no significant 'interruption Maintain complete records of each conference to include:
   Attendees
   Features used
   Significant Events

C. WORK ORDERS

   Maintain all records related to Moves, Adds, and Changes, co-ordinate activity with staff responsible for performing work, and insure that schedules are met and users are informed. Program all changes into the PBX, Voice Message System and Telemanagement System as appropriate.

   All activity is recorded 100%
   End user is kept informed 100%

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -9-                               4/1/92

d. TELECOMMUNICATION HOTLINE

   Accept and record all network trouble calls and service requests and coordinate corrective action. Communicate with end users until resolution.

   All request are documented 100%
   End user is kept informed 100%
   Answer all calls within 5 rings

e. ADMINISTER THE INVENTORY

   The inventory of telecommunication devices including pagers, modems, cellular phones and telephone credit cards is accurate and complete

f. COMPUTER ACCESS SECURITY SYSTEM

   Maintain the user information and manage changes with 100% accuracy.

g. TELEMANAGEMENT SYSTEM

   Make all appropriate daily entries, resolve data discrepancies daily, provide monthly cost management reports by 3rd working day of the month.

3. TELECOM ENGINEERING

   The responsibilities of Telecom Engineering includes the design, implementation, problem resolution, and analysis of all communication systems used or required by Operator. The following list of responsibilities are traditional to telecom engineering although others are peculiar to the business practices of Operator.

a. Design communication systems to fit technical and business requirements.

b. Plan for future communication needs and requirements.

c. Analyze and resolve problems affecting existing communication systems.

d. Provide technical consultancy.

e. Create and maintaine drawings (i.e. system, block diagram, organizational, maps, installation schematics, circuit layout records, etc.) to document all communication systems and new installations.

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -10-                              4/1/92

f. Acknowledge receipt of North Slope Engineering Requests. PBU Plant Change Requests, and other requests for engineering services within five working days.

g. Generate installation work scopes and Contractor Service Orders (CSOs) to initiate Telecom related work.

h. Mobilize and manage specialized contracted labor.

i. Provide on-site (e.g. North Slope) project coordination and technical guidance.

j. Present telecommunication plans, designs, options, or technical summaries to technical and management audiences.

k. Maintain currency for all existing FCC authorizations, apply for new authorizations, initiate frequency coordinations, liaison with attorneys on FCC matters, resolve FCC violations or questions, research intermodulation suspicions, etc.

l. Maintain Operator's FCC license databases (i.e. statewide database and BP Communications Inc. database).

m. Perform detailed technical cost estimates for projects.

n. Requisition required project materials and liaison with Purchasing Department to guarantee: delivery dates, shipping requirements, spares requirements, delivery verification, sole source justifications, etc.

o. Monitor financial project commitments and expenses, authorize time sheets and invoices, provide account coding for expenses, etc.

p. Represent the interests of Operator in the following forums: Alaska Clean Seas, American Petroleum Institute, National Rolm Users Group, N/S Telecom Video Conferences, PBU Telecom Group, Engineering/Operations Joint Meetings, etc.

q. Maintain relationships with key vendors to assure product support and continued knowledge of installed communication systems.

r. Maintain technical expertise on all currently installed equipment and any new advances in the technology.

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -11-                              4/1/92

B. MANAGEMENT PLAN

   1. CYCLE.

      The annual cycle will commence when the Operator provides the Contractor with the business and financial objectives for the following year. (July)

   2. CONTENT

      The management plan will describe operating procedures, interfaces, and process to be performed. It will identify Incentive Program Objectives which if met will be compensated for under the 50/50 plan as stated in ATTACHMENT 9.

3.    STAFFING

      In conjunction with the Management Plan, the Contractor will develop a Staffing Plan to show the positions deemed necessary to execute the Management Plan, and provide the level of service required in the Scope of Work.





                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -12-                              4/1/92

                                  ATTACHMENT 7

                                 MANAGEMENT PLAN


1.0  STAFFING PLAN

I. OVERVIEW: The staffing plan describes the organization required to meet the Service Level Agreement and the terms of the outsourcing contract.

Leading the GCI on site staff will be the Manager, Telecommunications. The on site manager will report to GCI's VP of Technical Services. The Manager will have three teams reporting to him/her, each led by a working supervisor or "Senior" person.

- NETWORK OPERATIONS: Four technicians and a supervisor responsible for maintenance of all hardware components.

- TELECOMMUNICATIONS OPERATIONS: Three operations staff and a lead or supervisory person responsible for operation and administration of communications systems.

- ENGINEERING: Two engineers and a senior engineer responsible for network change management.

Details of the specific duties of each group is covered in other sections of the management plan.




                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -13-                              4/1/92

II. ORGANIZATIONAL CHART













                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -14-                              4/1/92

III. POSITION RESULTS STATEMENTS

GCI's Position Results Statements (PRS) are used in place of the traditional "job description." The PRS focuses on the results that are expected from a position rather than just describing duties. The PRS include three documents for each position:

a. Page one describes the purpose of the position, then the results that the employees (three "constituents") will observe if the employees are to be successful in the position. The constituents are 1. The customer, 2. fellow employees, and 3. company management.

b. Page two describes the duties and responsibilities of the position and the level of authority the employee has for each.

c. Page three is a profile that describes the personal traits, experience, education, and values that a person should possess in order to be successful in the position.

This section includes a PRS for each position in the organization.




                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -15-                              4/1/92

1. POSITION RESULTS STATEMENTS

                            POSITION RESULTS STATEMENT

POSITION  TITLE                     DEPARTMENT
Manager, Telecommunications         GCI NS

SUPERVISOR TITLE                    COMPANY               LOCATION
V. P., Technical Services           GCI                   BP ANC HOB

PURPOSE OF THE POSITION:

To manage the GCI on site staff with the objective of carrying out the terms of the outsource agreement between BPXA and GCI.

IF YOU ARE SUCCESSFUL IN YOUR POSITION, WHAT MEASURABLE RESULTS WILL:

THE CUSTOMER OBSERVE?

-  That the service level agreement goals are achieved.
- That systems are put in place to measure and report on key performance parameters.
-  That the Telecommunications Department meets budget objectives.
- That results of service measurements are regularly analyzed and plans are developed to increase efficiency and improve service levels.
- That the Telecommunications Department is viewed as responsive to the needs of BP's user groups.

FELLOW EMPLOYEES OBSERVE?

-  That responsibility and authority are well defined and communicated.
-  That the manager has a positive affect on the careers of his subordinates.
-  That a true team atmosphere is maintained.
- That effective communications and coordination is maintained with Network Systems technical services.

UPPER MANAGEMENT OBSERVE?

- That the BP quality review board rates GCI's performance as highly effective or outstanding.
- That the on site manager contributes to the outsource strategy by effective implementation and management at BPXA.
-  That budget goals of both BPXA and GCI are met.
   Position Results Statement


                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -16-                              4/1/92

                            POSITION RESULTS STATEMENT

DESCRIPTION/RESPONSIBILTY                                             AUTHORITY

-  Direct the daily activities of the Telecommunications group.           1

-  Collect and analyze productivity information and prepare monthly       1
   management reports.

-  Assist in developing and implementing network strategies.              1

-  Ensure projects are managed, and brought in on schedule
   and budget.                                                            1

-  Ensure that all group objectives and service levels are being met.     1

-  Monitor and provide escalation support.                                1

-  Ensure all departmental expenses/costs are at or below budgeted
   levels on a monthly and annual basis.                                  1

-  Coordinate staffing requirements with GCI Management.                  1

-  Hold regular staff and departmental meetings.                          1

-  Ensure implementation of all necessary standards and
   procedures as defined in the Service Level Agreement (SLA).            1

-  Monitor performance levels and recommend adjustments to Service
   Level Agreement (SLA) as appropriate.                                  3

-  Ensure training objectives are being met, and that pertinent,
   ongoing training is provided to Telecommunications staff.              3

-  Review and approve/reject appropriate Authority for Expenditures
   (AFEs).                                                                2

1=AUTHORITY TO MAKE DECISION WITHOUT ADVISING SUPERVISOR.
2=AUTHORITY TO MAKE DECISION ADVISING SUPERVISOR WITHIN 2-3 DAYS.
3=REQUIRES APPROVAL PRIOR TO MAKING DECISION.

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -17-                              4/1/92

                          POSITION RESULTS STATEMENT
                                EMPLOYEE PROFILE

HABITS - WHAT ARE THE BEHAVIORS EXPECTED OF THE CANDIDATE IN ORDER FOR THAT PERSON TO BE SUCCESSFUL IN THIS POSITION?

-  Organized             -  Keeps abreast of new technologies
-  Leadership ability    -  Responsible
-  Sense of urgency      -  Confident
-  Result-oriented       -  Active listener
-  Professional          -  Enthusiastic

SKILLS - IN THIS POSITION, WHAT ABILITIES ARE NECESSARY TO PERFORM IN THIS
         POSITION?

-  Excellent verbal and written communication skills:
-  Proven ability in managing to objectives in a service environment.
-  Problem solving skills.
-  Proven leadership and team building skills.
-  Analytical skills/Demonstrated ability to write and implement action plans.

EXPERIENCE/KNOWLEDGE - WHAT PREVIOUS EXPERIENCE/KNOWLEDGE IS NECESSARY TO BE SUCCESSFUL IN THIS POSITION? WHAT ADDITIONAL EXPERIENCE/KNOWLEDGE IS PREFERRED? WHAT ARE THE EDUCATIONAL REQUIREMENTS?

-  Experience in the management of a staff of technical professionals.
-  An understanding of digital voice and data communications technologies.
- Excellent working knowledge of computers and electronics, various computer languages, and data transmission protocols.
- Bachelors degree in a related field with a minimum of five years experience in communications.
-  Experienced team builder and effective people manager.
-  Experience in user support in a technical environment.

VALUES - WHAT CORPORATE VALUES SHOULD A PERSON POSSESS IN ORDER TO BE SUCCESSFUL IN THIS POSITION? WHAT PERSONAL VALUES WILL MAKE THIS PERSON A ROLE MODEL/LEADER FOR OTHERS AT GCI AND/OR IN THIS DEPARTMENT?

-  Promotes and values quality
-  Honesty
-  Dedication
-  Integrity

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -18-                              4/1/92

-  Professional and ethical
-  Seeks challenge
-  Positive attitude

2. ENGINEERING PRS

Lead Engineer             TO BE PROVIDED



                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 6
0935/8-S6                             -19-                              4/1/92

                         POSITION RESULTS STATEMENT

POSITION TITLE:                                 DEPARTMENT:
PBX and LAN Network Engineer (BPXA)             Engineering

SUPERVISOR TITLE:           COMPANY:            LOCATION:
Senior Engineer (BPXA)      GCI                 BP ANC HQB

PURPOSE OF THE POSITION:
Plans, designs, and directs the implementation of various telecommunication switching and data communication (primarily PBX and LAN network) facilities in support of BP Exploration Alaska (BPXA). Provides other support of BPXA's various telecommunications users in the form of problem resolution, investigation, and analysis.

IF YOU ARE SUCCESSFUL IN YOUR POSITION, WHAT MEASURABLE RESULTS WILL:

THE CUSTOMER OBSERVE?

(Customer = North Slope Comm Dept, Prudhoe Bay Unit (PBU), ARCO Alaska, Inc., and BPXA Telecommunication O&M group, et al)

- A well planned facility as agreed upon by the Customer at the beginning of every project as it relates to functionality, ease of maintenance, and reliability of operation.

- The Customer will find every facility acceptable as documented through the execution of system test procedures that verify full system functionality and compliance with engineering defined system performance requirements.

FELLOW EMPLOYEES OBSERVE?

- Projects are completed on schedule and within budget to the extent that you have control of the events that affect the schedule and budget.

- Responsibility and authority are well defined and communicated (as measured by Customer feedback and adequate up-front planning).

- Supported departments and Customers feel BPXA Engineering is supportive of their missions (as measured by feedback from them).

UPPER MANAGEMENT OBSERVE?

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/20-S3                            -20-                              4/1/92

- Projects are completed on schedule and within budget to the extent that you have control of events that affect the schedule and budget.

- Immediate communication of events or factors that prohibit project completion on budget or on schedule. Ideas on process, procedure improvements, or new enhanced services are freely offered.


                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/21-S3                            -21-                              4/1/92

                          POSITION RESULTS STATEMENT

DESCRIPTION/RESPONSIBILITY:                                          AUTHORITY

-   Prepares project/task schedule and budget.                           3

-   Monitors and controls project costs.                                 1

-   Prepares and maintains all drawings, sketches, CLRs, and
    other documentation necessary for project implementation.            2

-   Prepares material lists and PO's to procure materials and
    equipment.                                                           2

-   Discusses price and availability of materials with prospective
    vendors.                                                             2

- Prepares Contractor Scope-of-Work and Contractor Service Orders (CSO's); coordinates with Contracts Department as necessary to
    negotiate contracts.                                                 2

-   Prepares installation notes, wiring lists, diagrams, and
    other necessary information for use by installation contractors
    and vendors.                                                         2

-   Prepares or specifies test plans and cutover procedures.             1

-   Mobilizes and monitors installation efforts and works out
    problems with installation contractors. Seeks advice of Supervisor
    when appropriate.                                                    1

-   Participates in system turn-up and testing. Documents test results.  1

-   As-builds facilities and monitors/checks preparation of site
    documentation package for thoroughness and accuracy.                 1

-   Ensures that project punch list items remaining after site
    acceptance are completed.                                            1

-   Tests and/or evaluates new equipment for present and future
    projects.                                                            2

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/22-S3                            -22-                              4/1/92

DESCRIPTION/RESPONSIBILITY:                                          AUTHORITY

-   Maintains currency in knowledge of data communication and
    PBX technology by reading trade and professional magazines
    and journals.                                                        1

-   Maintains currency in knowledge of data communication and PBX
    technology through training, seminar, and trade show attendance.     3

-   Assists group and Supervisor with planning of future needs and
    requirements.                                                        3

-   Provide various technical consulting services; analyze and
    resolve problems affecting existing communication systems.           1

- Prepare Authority for Expenditures (AFEs) for those projects that require them, including technical and economic justifications



1=AUTHORITY TO MAKE DECISION WITHOUT ADVISING SUPERVISOR.
2=AUTHORITY TO MAKE DECISION ADVISING SUPERVISOR WITHIN 2-3 DAYS.
3=REQUIRES APPROVAL PRIOR TO MAKING DECISION.


                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/23-S3                            -23-                              4/1/92

                          POSITION RESULTS STATEMENT
                               EMPLOYEE PROFILE

HABITS - WHAT ARE THE BEHAVIORS EXPECTED OF THE CANDIDATE IN ORDER FOR THAT PERSON TO BE SUCCESSFUL IN THIS POSITION?

-   Organized
-   Sense of urgency
-   Highly focused
-   Result-oriented
-   Active listener
-   Team player

SKILLS - IN THIS POSITION, WHAT ABILITIES ARE NECESSARY?

-   Good verbal and written communication skills.
-   Ability to work on several projects at the same time.
- Personal computer skills (MS-DOS or MAC); knowledge and experience with E-mail, word processor, and spreadsheet software.
-   Ability to work well with other people.

EXPERIENCE/KNOWLEDGE - WHAT PREVIOUS EXPERIENCE/KNOWLEDGE IS NECESSARY TO BE SUCCESSFUL IN THIS POSITION? WHAT ADDITIONAL EXPERIENCE/KNOWLEDGE IS PREFERRED? WHAT ARE THE EDUCATIONAL REQUIREMENTS?

- BSEE degree or Bachelor's degree in a related field with a minimum of four years Data Communication or PBX Engineering experience.

- Wide and general knowledge of various types of telecommunications data transmission systems, including LAN's (including Ethernet systems, bridges, routers and gateways), packet switching, statistical multiplexers, multipoint modem/data circuits, DACS's, and fiber optic systems.
    Experience in designing, installing, and commissioning PBX (preferably
    ROLM) systems.

- Fundamental knowledge of computers and electronics so that detailed technical problems are dealt with in a logical manner.

- Experience and knowledge of various types of computer languages and data transmission protocols.

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/24-S3                            -24-                              4/1/92

- Maintained knowledge of current products and services available and applicable to arctic telecommunication systems arid the petroleum industry.

VALUES - WHAT CORPORATE VALUES SHOULD A PERSON POSSESS IN ORDER TO BE SUCCESSFUL IN THIS POSITION? WHAT PERSONAL VALUES WILL MAKE THIS PERSON A ROLE MODEL/LEADER FOR OTHERS AT GCI AND/OR IN THIS DEPARTMENT?

-   Promotes and values quality
-   Honesty
-   Dedication
-   Integrity
-   Professional and ethical


                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/25-S3                            -25-                              4/1/92

                         POSITION RESULTS STATEMENT

POSITION TITLE                                 DEPARTMENT
Transmission Engineer (BPXA)                   Engineering

SUPERVISOR TITLE                COMPANY        LOCATION
Senior Engineer (BPXA)          GCI            BP ANC HOB

PURPOSE OF THE POSITION:
Plans, designs, and directs the implementation of various telecommunication transmission facilities in support of BP Exploration (Alaska) (BPXA). Provides other engineering support of BPXA's various telecommunications users in the form of problem resolution, investigation, and analysis.

IF YOU ARE SUCCESSFUL IN YOUR POSITION, WHAT MEASURABLE RESULTS WILL:

THE CUSTOMER OBSERVE?
(Customer - North Slope Comm Dept, Prudhoe Bay Unit (PBU), ARCO Alaska, Inc., and BPXA Telecomm O&M group, and others)

- A well planned facility as agreed upon by the Customer at the beginning of every project as it relates to functionality, ease of maintenance, and reliability of operation. The Customer will find every facility acceptable as documented through the execution of system test procedures that verify full system functionality and compliance with engineering defined system performance requirements.

FELLOW EMPLOYEES OBSERVE?

- Projects are completed on schedule and within budget to the extent that you have control of the events that affect the schedule and budget.

- Responsibility and authority are well defined and communicated (as measured by Customer feedback and adequate up-front planning.)
- Supported departments and Customers feel BPXA Engineering is supportive of their missions (as measured by feedback from them).

UPPER-MANAGEMENT OBSERVE?

- Projects are completed on schedule and within budget to the extent that you have control of events that affect the schedule and budget.
- Immediate communication of events or factors that prohibit project completion on budget or on schedule.

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/26-S3                            -26-                              4/1/92

- Ideas on process and procedure improvements or new enhanced services are freely offered.




                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/27-S3                            -27-                              4/1/92

                             POSITION RESULTS STATEMENT

DESCRIPTION/RESPONSIBILITY:                                          AUTHORITY

-   Performs microwave fade margin and availability
    calculations. Performs path clearance calculations.                  1

-   Prepares filings for submittal to FCC; maintains
    familiarity with FCC rules and regulations (in particular, Parts
    90 and 94); maintains BPXA's FCC license databases (statewide
    and company).                                                        1

-   Prepares project/task schedule and budget.                           3

-   Monitors and controls projects costs.                                1

-   Prepares and maintains all drawings, sketches, CLRs,
    and other documentation necessary for project implementation.        2

-   Prepares material lists and PO's to procure materials and equipment. 2

-   Discusses price and availability of materials with prospective
    vendors.                                                             3

-   Prepares Contractor scope-of-work and Contractor Service
    Orders (CSOs); coordinates with Contracts Department as necessary
    to negotiate contracts.                                              2

- Prepares installation notes, wiring lists, diagrams, and other necessary information for use by installation contractor(s) and
    vendors.                                                             2

-   Prepares or specifies test plans and cutover procedures.             1

-   Mobilizes and monitors installation efforts and works out
    problems with installation contractors. Seeks advice of supervisor
    when appropriate.                                                    1

-   Participates in system turn-up and testing. Documents test results.  1

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/28-S3                            -28-                              4/1/92

-   As-builds facilities and monitors/checks preparation of site
    documentation package for thoroughness and accuracy.                 1

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/29-S3                            -29-                              4/1/92

DESCRIPTION/RESPONSIBILITY:                                          AUTHORITY

-   Ensures that project punch list items remaining after site
    acceptance are completed.                                            1

-   Tests and/or evaluates new equipment for present and future
    projects.                                                            2

-   Maintains currency in knowledge of transmission technology by
    reading trade and professional magazines and journals.               1

-   Maintains currency in knowledge of transmission technology
    through training, seminar, and trade show attendance.                3

-   Assists group and supervisor with planning for future needs
    and requirements.                                                    3

-   Provide various technical consulting services; analyze and resolve
    problems affecting existing communication systems.                   1

-   Prepare Authority For Expenditures (AFEs) for those projects that
    require them, including technical and economic justification.        3



1=AUTHORITY TO MAKE DECISION WITHOUT ADVISING SUPERVISOR.
2=AUTHORITY TO MAKE DECISION ADVISING SUPERVISOR WITHIN 2-3 DAYS.
3=REQUIRES APPROVAL PRIOR TO MAKING DECISION.

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/30-S3                            -30-                              4/1/92

                           POSITION RESULTS STATEMENT
                               EMPLOYEE PROFILE

HABITS - WHAT USUAL MANNER OF BEHAVIOR IS EXPECTED FOR A PERSON TO BE SUCCESSFUL IN THIS POSITION?

-   Organized
-   Sense of Urgency
-   Highly focused
-   Result-oriented
-   Active listener
-   Team player

SKILLS - WHAT ABILITIES ARE NECESSARY TO PERFORM IN THIS POSITION?

-   Good verbal and written communication skills.
-   Ability to work on several projects at the same time.
- Personal computer skills (MS-DOS or MAC); knowledge and experience with E-mail, word processor, and spreadsheet software.
-   Ability to work well with other people.

EXPERIENCE/KNOWLEDGE - WHAT PREVIOUS EXPERIENCE/KNOWLEDGE IS NECESSARY TO BE SUCCESSFUL IN THIS POSITION? WHAT ADDITIONAL EXPERIENCE/KNOWLEDGE IS PREFERRED? EDUCATIONAL REQUIREMENTS?

- BSEE degree from and accredited university and a minimum two years telecommunication transmission engineering experience.
- Wide and general knowledge of various types of telecommunications transmission systems, including microwave, multiplex, DAC's, mobile radio, paging, LAN, and fiber optic systems.
- Fundamental electrical/electronic understanding so that detailed technical problems are dealt with in a logical manner.
-   Experience and knowledge of various types of transmission test equipment.
- Maintained knowledge of current products and services available and applicable to arctic telecommunication systems and the petroleum industry.
- Experience in arctic engineering as affects the design and implementation of telecommunication transmission systems.

VALUES - WHAT CORPORATE VALUES SHOULD A PERSON HOLD TO BE SUCCESSFUL IN THIS POSITION? WHAT PERSONAL VALUES WILL MAKE THIS PERSON A ROLE MODEL OR LEADER FOR OTHERS AT GCI AND/OR IN THIS DEPARTMENT?

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/31-S3                            -31-                              4/1/92

-   Promotes and values quality
-   Honesty
-   Dedicated
-   Integrity

-   Professional and ethical

1.3.3 TELECOMMUNICATION OPERATIONS PRS.


                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/32-S3                            -32-                              4/1/92

                          POSITION RESULTS STATEMENT

POSITION TITLE:                              DEPARTMENT:
Telecommunications Ops Supervisor            Telecommunications Operations

SUPERVISOR                     COMPANY:      LOCATION:
Telecommunications Manager     GCI           BP ANC HOB

PURPOSE OF THE POSITION:
To manage the daily activities of the Telecommunications Operations Department as part of the GCINS team at BPXA.

IF YOU ARE SUCCESSFUL IN YOUR POSITION, WHAT MEASURABLE RESULTS WILL:

THE CUSTOMER OBSERVE?
(Customer = North Slope Comm Dept, Prudhoe Bay Unit (PBU), ARCO Alaska, Inc., and BPXA Telecommunication O&M group, et al)

-   Telecommunications Operations is responsible to end users.
-   Daily activities meet BPXA objectives.
-   All Telecommunications Operations staff are professional and courteous.--
-   Problems reported are resolved in a timely manner.
-   MAC requests are exacted within 5 working days.
-   Information given by operators is accurate.

FELLOW EMPLOYEES OBSERVE?

-   Knowledgeable staff.
-   Adequate training to accomplish objectives.
-   Regular staff meetings.
-   Back-up when required.
-   Performance reviews on or before due date.
-   A team spirit and willingness to help wherever required.
-   Written procedures for each job position.

UPPER MANAGEMENT OBSERVE?

-   All service levels are met.
-   Complete and accurate monthly reports
-   Zero unresolved complaints.
-   A positive response on the annual survey form.

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/33-S3                            -33-                              4/1/92

-   Expenses are kept at or below budget.
-   Zero unresolved employee complaints.


                            POSITION RESULTS STATEMENT

DESCRIPTION/RESPONSIBILITY:                                          AUTHORITY

-   Daily oversight of all departmental activities to insure
    compliance with Service Level Agreement                              1

-   Scheduling of manpower to meet performance requirements              1

-   Training of Telecommunications Operations staff.                     1

-   Preparation of daily procedures for staff.                           1

- Monthly reporting of all pertinent activities, including: incident summaries, LAN/WAN availability, Teleconference availability and usage, PBX statistics, MAC statistics, Network utilization, and
    other reports when required.                                         1

-   Provide employee performance reviews on or before due date.          1

-   Represent Telecommunications Operations Department with
    other BPXA/GCl departments.                                          1

-   Prepare an annual customer survey                                    1

-   Operate department within budget requirements.                       1


1=AUTHORITY TO MAKE DECISION WITHOUT ADVISING SUPERVISOR.
2=AUTHORITY TO MAKE DECISION ADVISING SUPERVISOR WITHIN 2-3 DAYS.
3=REQUIRES APPROVAL PRIOR TO MAKING DECISION.

                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/34-S3                            -34-                              4/1/92

                           POSITION RESULTS STATEMENT
                               EMPLOYEE PROFILE

HABITS - WHAT ARE THE BEHAVIORS EXPECTED OF THE CANDIDATE IN ORDER FOR THAT PERSON TO BE SUCCESSFUL IN THIS POSITION?

-   Team player
-   Detail oriented
-   Enthusiastic
-   Organized
-   Courteous Professional
-   Patient
-   Punctual
-   Self motivated

SKILLS - IN THIS POSITION, WHAT ABILITIES ARE NECESSARY?

-   Excellent written and verbal communication skills.
-   Ability to motivate others.
-   Active listening skills.
-   Excellent problem solving skills.
-   Computer literate.
-   Good teaching/mentoring skills.
-   Good leadership skills.
-   Ability to handle deadlines and multiple projects.

EXPERIENCE/KNOWLEDGE - WHAT PREVIOUS EXPERIENCE/KNOWLEDGE IS NECESSARY TO BE SUCCESSFUL IN THIS POSITION? WHAT ADDITIONAL EXPERIENCE/KNOWLEDGE IS PREFERRED? WHAT ARE THE EDUCATIONAL REQUIREMENTS?

-   A 4 year degree or equivalent experience.
-   3 years Supervisory experience.
-   Experience in Customer Service or Operator environment.
- Experience in the operation of Video Teleconferencing equipment. Experience in the operation of a Digital PBX.
-   Experience in the operation of a Telemanagement Software application.
-   Administrative management experience in a technical environment.


                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/35-S3                            -35-                              4/1/92

VALUES - WHAT CORPORATE VALUES SHOULD A PERSON POSSESS IN ORDER TO BE SUCCESSFUL IN THIS POSITION? WHAT PERSONAL VALUES WILL MAKE THIS PERSON ROLE MODEL/LEADER FOR OTHERS AT GCI AND/OR IN THIS DEPARTMENT?

- Possesses leadership qualities which role model the GCI Declaration of Principles.
-   Team player
-   Dependable
-   Friendly
-   Committed
-   A strong sense of vision


                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/36-S3                            -36-                              4/1/92

                          POSITION RESULTS STATEMENT


POSITION TITLE                          DEPARTMENT
Telecommunications Analyst              Telecommunications Operations

SUPERVISOR TITLE                        COMPANY                 LOCATION
    Telecom Operations Supervisor       G01                     BP ANC HOB

PURPOSE OF THE POSITION:
Provide system management of the phone switch and computer access security system at BPXA. Back-up other positions in the Communications Operations Department when required.

IF YOU ARE SUCCESSFUL IN YOUR POSITION, WHAT MEASURABLE RESULTS WILL:

THE CUSTOMER OBSERVE?

-  A fully functioning phone system at BPXA.
-  Change requests are responded to in a timely manner.
-  Effective training on phone mail usage.

FELLOW EMPLOYEES OBSERVE?

-  A team spirit and willingness to help wherever needed.
- Adequate position coverage by reporting to work on time, completing scheduled shift, and fewer than 1% unscheduled absences are observed.
-  All recorded information is accurate and complete.

UPPER MANAGEMENT OBSERVE?

-  Timely recommendations that ensure efficient operation of the system.
-  All unusual activity is investigated and reported.
-  Statistical reports are accurate and complete.
-  Customers are satisfied, as shown by periodic surveys.





                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -37-                                4/1/92

                         POSITION RESULTS STATEMENT

DESCRIPTION/RESPONSIBILITY:                                   AUTHORITY

-  Program changes to the Rollm switch                            1
   and Computer Access Security System

-  Provide "System Management" of the above                       1
   to include analysis and required
   updates, and reporting.

-  Maintain an inventory or "at home" devices.                    1

-  Assist with the operations of the                              1
   telemanagement system.

-  Provide user training on phone mail.                           1

-  Assist with system problem resolution.                         1

-  Act as back up to other communications operations              1
   positions when required.

-  Be available to work varied schedules.                         1

-  Act as BPXA/GCINS representative for Rolm users                1
   group.

-  Other duties as assigned.                                      1


1=AUTHORITY TO MAKE DECISION WITHOUT ADVISING SUPERVISOR.
2=AUTHORITY TO MAKE DECISION ADVISING SUPERVISOR WITHIN 2-3 DAYS.
3=REQUIRES APPROVAL PRIOR TO MAKING DECISION.


                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/38-S3                           -38-                                4/1/92

                         POSITION RESULTS STATEMENT
                              EMPLOYEE PROFILE


HABITS - WHAT USUAL MANNER OF BEHAVIOR IS EXPECTED FOR A PERSON TO BE SUCCESSFUL IN THIS POSITION?

-  Team Player
-  Professional
-  Organized
-  Punctual
-  Conscientious
-  Patient
-  Courteous
-  Detail Oriented

SKILLS - WHAT ABILITIES ARE NECESSARY TO PERFORM THIS POSITION?

-  Excellent interpersonal skills, both in person, and over the phone.
-  Excellent phone skills.
-  Excellent problem solving skills.
-  Computer skills.
-  Analytical and problem solving skills.
-  Ability to teach others.

EXPERIENCE/KNOWLEDGE - WHAT PREVIOUS EXPERIENCE/KNOWLEDGE IS NECESSARY TO BE SUCCESSFUL IN THIS POSITION? WHAT ADDITIONAL EXPERIENCE/KNOWLEDGE IS PREFERRED? EDUCATIONAL REQUIREMENTS?

- Rolm training on Traffic Management, System Management, and Phone Mail System Administration.
-  Experience with Computer Access Security System.
-  TelephoneNideo teleconferencing operator experience.
-  Experience providing instructions to others.

VALUES - WHAT CORPORATE VALUES SHOULD A PERSON HOLD TO BE SUCCESSFUL IN THIS POSITION? WHAT PERSONAL VALUES WILL MAKE THIS PERSON A ROLE MODEL OR LEADER FOR OTHERS AT GCI AND/OR IN THIS DEPARTMENT?

-  Team player


                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/39-S3                           -39-                                4/1/92

-  Dependable
-  Loyal
-  Community Service oriented
-  Ownership

-  Leadership
-  Trust
-  Honesty
-  Friendly
-  Commitment









                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/40-S3                           -40-                                4/1/92

                         POSITION RESULTS STATEMENT

POSITION TITLE                         DEPARTMENT
Teleconference/Comm                    Telecommunications Operations
Operator

SUPERVISOR TITLE                       COMPANY                  LOCATION
Telecom Operations Supervisor          GC1                      BP ANC HOB


PURPOSE OF THE POSITION:
Set up, operate, and attend video teleconferences. Provide other operator services when not attending video teleconferences.

IF YOU ARE SUCCESSFUL IN YOUR POSITION, WHAT MEASURABLE RESULTS WILL:

THE CUSTOMER OBSERVE?

-  Teleconferences are successful to the extent that the operator has control.
- All calls are handled quickly (within 5 rings) and pleasantly. Information given is correct.
- Work requests are processed accurately and in a timely manner, with regular updates if required.
-  Notification or received faxes is timely.
- Updates regarding critical phone or network related problems occur when required.

FOLLOW EMPLOYEES OBSERVE?

-  A team spirit and willingness to help
- Adequate position coverage by reporting to work on time, completely scheduled shift, and fewer than 1% unscheduled observed.
-  All recorded information is accurate and complete.

UPPER MANAGEMENT OBSERVE?

-  A competent and efficient Communications Operations Department.
-  Zero unresolved customer complaints.
-  100% complete and accurate records are kept.
-  Customer surveys are positive.




                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/41-S3                           -41-                                4/1/92

                         POSITION RESULTS STATEMENT

DESCRIPTION/RESPONSIBILITY:                                AUTHORITY

-  Primary teleconference operator                             1

-  Record all features, attendees, significant                 1
   events during conferences.

-  Answer switchboard and direct calls.                        1

-  Answer telephone trouble line and complete trouble          1
   tickets or work requests, coordinate in the technicians service activities by dispatching them and customer follow-up with an ETA.

-  Operate facsimile and Telex equipment in the                1
   Communications Center.

-  Prepare monthly reports as required.                        1

-  Process requests for changes to the PBX                     1
   (i.e., phone mail, phone additions or moves.)

-  Assist in updating the telephone directory on a             1
   monthly basis.

-  Be available to work varied schedules.                      1

-  Other duties as assigned.                                   1


1=AUTHORITY TO MAKE DECISION WITHOUT ADVISING A SUPERVISOR.
2=AUTHORITY TO MAKE DECISION ADVISING A SUPERVISOR WITHIN 2-3 DAYS. 3=REQUIRES APPROVAL PRIOR TO MAKING DECISION.


                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/42-S3                           -42-                                4/1/92

                         POSITION RESULTS STATEMENT
                              EMPLOYEE PROFILE

HABITS - WHAT USUAL MANNER OF BEHAVIOR IS EXPECTED FOR A PERSON TO BE SUCCESSFUL IN THIS POSITION?

-  Team Player
-  Professional
-  Organized Punctual
-  Conscientious
-  Patient
-  Courteous
-  Detail Oriented

SKILLS - WHAT ABILITIES ARE NECESSARY TO PERFORM IN THIS POSITION?

-  Excellent phone manner.
-  Excellent interpersonal skills, face to face as well as on the phone.
-  Excellent communications skills, written and verbal.
-  Good problem solving skills.
-  Ability to prioritize.
-  Ability to work well under pressure in a sometimes stressful environment.

EXPERIENCE/KNOWLEDGE - WHAT PREVIOUS EXPERIENCE KNOWLEDGE IS NECESSARY TO BE SUCCESSFUL IN THIS POSITION? WHAT ADDITIONAL EXPERIENCE/KNOWLEDGE IS PREFERRED? EDUCATIONAL REQUIREMENTS?

-  Previous operator experience, with knowledge of Rolm switch preferred.
-  Computer operation - Macintosh based to include "FileMaker."
-  Experience with Video Teleconferencing.

VALUES - WHAT CORPORATE VALUES SHOULD A PERSON HOLD TO BE SUCCESSFUL IN THIS POSITION? WHAT PERSONAL VALUES WILL MAKE THIS PERSON A ROLE MODEL OR
LEADER FOR OTHERS AT GCI AND/OR IN THIS DEPARTMENT?

-  Team player
-  Responsible
-  Loyal
-  Committed
-  Community service oriented
-  Ownership


                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/43-S3                           -43-                                4/1/92

-  Leadership
-  Honesty
-  Friendly
-  Belief in individual dignity

















                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/44-S3                           -44-                                4/1/92

                         POSITION RESULTS STATEMENT


POSITION TITLE                          DEPARTMENT
Communications Operator                 Telecommunications Operations

SUPERVISOR TITLE                        COMPANY                   LOCATION
Telecom Operations Supervisor           GC:                       BP ANC HOB

PURPOSE OF THE POSITION:
Answer all incoming switchboard and telephone trouble lines, process and monitor work requests, operate facsimile and telex equipment, and provide backup to other communications operations functions when required.

IF YOU ARE SUCCESSFUL IN YOUR POSITION, WHAT MEASURABLE RESULTS WILL THE:

THE CUSTOMER OBSERVE?

- All calls are handled quickly (within 5 rings) and pleasantly. Information given is correct.
- Work requests are processed accurately and in a timely manner, with regular updates if required.
-  Notification of received faxes is timely.
- Updates regarding critical phone or network related problems occur when required.

FOLLOW EMPLOYEES OBSERVE?

-  A team spirit and willingness to help
- Adequate position coverage by reporting to work on time, completing scheduled shift, and fewer than 1% unscheduled absences observed.
-  All recorded information is accurate and complete.

UPPER MANAGEMENT OBSERVE?

-  A competent and efficient Communications Operations Department.
-  Zero unresolved customer complaints.
-  100% complete and accurate records are kept.
-  Customer surveys are positive.





                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/45-S3                           -45-                                4/1/92

                         POSITION RESULTS STATEMENT

DESCRIPTION/RESPONSIBILITY:                              AUTHORITY

-  Answer switchboard and direct calls.                      1

- Answer telephone trouble line and complete trouble tickets or work requests, coordinate technicians service activities by dispatching them and providing the customer with an ETA.

-  Operate facsimile and Telex equipment                     1
   in the Communications Center.

-  Prepare monthly reports as required.                      1

-  Process requests for changes to the PBX                   1
   (i.e., phone mail, phone additions or
   moves.)

-  Provide back-up to the Video                              1
   Teleconference Operator position.

-  Be available to work varied schedules.                    1

-  Other duties as assigned.                                 1


1=AUTHORITY TO MAKE DECISION WITHOUT ADVISING A SUPERVISOR.
2=AUTHORITY TO MAKE DECISION ADVISING A SUPERVISOR WITHIN 2-3 DAYS. 3=REQUIRES APPROVAL PRIOR TO MAKING DECISION.




                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/46-S3                           -46-                                4/1/92

                         POSITION RESULTS STATEMENT
                              EMPLOYEE PROFILE

HABITS - WHAT USUAL MANNER OF BEHAVIOR IS EXPECTED FOR A PERSON TO BE SUCCESSFUL IN THIS POSITION?

-  Team Player
-  Professional
-  Organized
-  Punctual
-  Conscientious
-  Patient
-  Courteous
-  Detail Oriented

SKILLS - WHAT ABILITIES ARE NECESSARY TO PERFORM IN THIS POSITION?

-  Excellent phone manner.
- Excellent interpersonal skills, in person as well as on the phone. Excellent communications skills, written and verbal.
-  Good problem solving skills.
-  Ability to prioritize.
-  Ability to work well under pressure in a sometimes stressful environment.

EXPERIENCE/KNOWLEDGE - WHAT PREVIOUS EXPERIENCE/KNOWLEDGE IS NECESSARY TO BE SUCCESSFUL IN THIS POSITION? WHAT ADDITIONAL EXPERIENCE/KNOWLEDGE IS PREFERRED? EDUCATIONAL REQUIREMENTS?

-  Previous operator experience, with knowledge of Rolm switch preferred.
-  Computer operation - Macintosh based to include "FileMaker."
-  Experience with Video Teleconferencing.

VALUES - WHAT CORPORATE VALUES SHOULD A PERSON HOLD TO BE SUCCESSFUL IN THIS POSITION? WHAT PERSONAL VALUES WILL MAKE THIS PERSON A ROLE MODEL OR LEADER FOR OTHERS AT GCI AND/OR IN THIS DEPARTMENT?

-  Team player
-  Responsible Loyal
-  Committed
-  Community service oriented
-  Ownership



                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/47-S3                           -47-                                4/1/92

-  Leadership
-  Honesty
-  Friendly
-  Belief in individual dignity














                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/48-S3                           -48-                                4/1/92

1.3.4 NETWORK OPERATIONS PRS












                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/49-S3                           -49-                                4/1/92

                         POSITION RESULTS STATEMENT

POSITION TITLE                        DEPARTMENT
Network Operations Supervisor         Network Operations

SUPERVISOR TITLE                      COMPANY                  LOCATION
Manager, Telecommunications           GCI                      BP ANC HOB

PURPOSE OF THE POSITION:

To provide expertise on a wide range of digital communications network technologies, assist in the development of LAN/WAN network strategies, perform technical product evaluation, new product implementation planning, project management, and operational technical support of the telecommunications network. The supervisor directs the network operations staff and routinely works with engineers, vendors, applications providers, and network users.

IF YOU ARE SUCCESSFUL IN YOUR POSITION, WHAT MEASURABLE RESULTS WILL:

THE CUSTOMER OBSERVE?

- BPXA will observe the Network Operations group is responsive in serving end users.
-  Unscheduled downtime meets the Service Level Agreement.
-  All established procedures are communicated to users and followed.
-  All systems are functioning property.
-  No unresolved complaints regarding network services.

FELLOW EMPLOYEES OBSERVE?

-  That responsibility and authority are well defined and communicated.
-  That the supervisor has a positive effect on the career of his subordinates.

UPPER MANAGEMENT OBSERVE?

-  BPXA is completely satisfied with network services provided.
- A seamless interface between GCI and BPXA staff, and among teams within the telecommunications group.
-  No unresolved complaints as to service performed.




                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/50-S3                           -50-                                4/1/92

                         POSITION RESULTS STATEMENT

DESCRIPTION/RESPONSIBILITY                                 AUTHORITY

-  Direct the daily activities of the Network                  1
   Operations group.

-  The daily operation of the Local and                        1
   Wide Area Networks 9LAN/WAN).

-  Participate in network design and planning.                 1

-  Ensure that all group objectives and service                1
   levels are being met.

-  Provide escalation support.                                 1

-  Installation, maintenance, and problem                      1
   resolution for all network operating and diagnostic software.

-  Coordinate staffing requirements with manager,              1
   Telecommunications.

-  Hold regular team meetings.                                 1

-  Ensure implementation of all necessary                      1
   network operating standards and procedures as defined in the Service Level
   Agreement (SLA).

-  Other duties as directed by Manager,                        1
   Telecommunications.


1=AUTHORITY TO MAKE DECISION WITHOUT ADVISING SUPERVISOR.
2=AUTHORITY TO MAKE DECISION ADVISING SUPERVISOR WITHIN 2-3 DAYS.
3=REQUIRES APPROVAL PRIOR TO MAKING DECISION.





                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/51-S3                           -51-                                4/1/92

                         POSITION RESULTS STATEMENT
                              EMPLOYEE PROFILE

HABITS - WHAT ARE THE BEHAVIORS EXPECTED OF THE CANDIDATE IN ORDER FOR THAT PERSON TO BE SUCCESSFUL IN THIS POSITION?

-  Organized
-  Keeps abreast of new technologies
-  Leadership ability
-  Responsible
-  Sense of urgency
-  Highly focused
-  Result-oriented
-  Active listener
-  Professional

SKILLS - IN THIS POSITION, WHAT ABILITIES ARE NECESSARY TO PERFORM IN THIS POSITION?

-  Excellent verbal and written communication skills.
-  The ability to work under pressure and deadlines.
-  Problem solving skills.
-  Strong customer service skills
-  Proven leadership skills.

EXPERIENCE/KNOWLEDGE - WHAT PREVIOUS EXPERIENCE/KNOWLEDGE IS NECESSARY TO BE SUCCESSFUL IN THIS POSITION? WHAT ADDITIONAL EXPERIENCE/KNOWLEDGE IS PREFERRED? WHAT ARE THE EDUCATIONAL REQUIREMENTS?

- Extensive experience in Local and Wide area network design, implementation, and support.
- Experience supporting common protocols including SDLC, DECNET, X.25, TCP IP, SNMP and Apple Talk phase 1 and 2.
- Excellent working knowledge of computers and electronics, various computer languages and data transmission protocols.
- Bachelor's degree in a related field with a minimum of five years experience in communications. Equivalent experience and technical education not leading to a degree is acceptable.
-  Experience in the management of a staff of technical professionals.
-  Experience in product evaluation and testing.
-  Knowledge of telephony.
-  Project management.



                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/52-S3                           -52-                                4/1/92

VALUES - WHAT CORPORATE VALUES SHOULD A PERSON POSSESS IN ORDER TO BE SUCCESSFUL IN THIS POSITION? WHAT PERSONAL VALUES WILL MAKE THIS PERSON A ROLE MODEL/LEADER FOR OTHERS AT GCI AND/OR IN THIS DEPARTMENT?

-  Promotes and values quality
-  Honesty
-  Dedication
-  Integrity
-  Professional and ethical
-  Seeks challenge
-  Positive Attitude













                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/53-S3                           -53-                                4/1/92

                               PRS LAN/WAN TECH

POSITION TITLE                                               DEPARTMENT
LAN/WAN Technician                                           Network Operations

SUPERVISOR TITLE                      COMPANY                LOCATION
Network Operations Supervisor         GCI                    BP ANC HOB

PURPOSE OF THE POSITION:
To provide corrective and preventive maintenance on Local and Wide Area Network equipment, including troubleshooting, installation, moves, and analysis in a multiple vendor, multi-protocol environment.

IF YOU ARE SUCCESSFUL IN YOUR POSITION, WHAT MEASURABLE RESULTS WILL:

THE CUSTOMER OBSERVE?
-  Timely response to, and proficient resolution of network related problems.
-  A customer service oriented individual, who is pleasant and polite.
-  Changes to the network result in minimal disruption of service.
-  Requests for moves, adds, or changes occur within five working days.
-  Ownership of problems through their resolution.

FELLOW EMPLOYEES OBSERVE?

-  A team player willing to help where ever required.
-  Accurate and complete paper work.
-  Documented procedures for, and detailed descriptions of job duties.
-  Cross training to keep skill levels high throughout the group.

UPPER MANAGEMENT OBSERVE?

-  Zero unresolved customer complaints.
-  Service levels are being met.
-  Escalation in a timely manner, when required.
- Input and suggestions on ways to improve network performance and reliability.
-  Participation in group meetings.
-  A positive customer opinion as measured by periodic survey.



                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -54-                                4/1/92

                          POSITION RESULTS STATEMENT

DESCRIPTLON/RESPONSIBILITY:                                           AUTHORITY

-  Operate and maintain the Anchorage segment of the
   BP telecommunications network for the transmission of
   voice, data, and video. Assist other segments in problem
   identification and resolution.                                         1

-  Maintain the Local Area Network consisting of multiple
   topologies, which include, Local Talk, Ethernet, Token Ring,
   SNA, FIDDI, LAT, and TCP/IP among others by using
   advanced analysis tools to isolate and rectify problems.               1

-  Monitor network performance to ensure maximum availability.            1

-  Provide installation and relocation of network attached
   devices, providing documentation of their location.                    1

-  Assist in project work as required, providing documentation
   of results accomplished.                                               1

-  Assist in telephone and network cabling when required.                 1

-  Perform preventive maintenance routines via documented
   procedures in the operations plan.                                     1

-  Be available for after hours calls on a rotating basis.                1

-  Be available to work varied shifts when required.                      1

-  Complete service reports to ensure accurate reporting of all
   activities.                                                            1

-  Self directed study to keep up with changes in technology.             1

-  Other duties as assigned by the supervisor.


1=AUTHORITY TO MAKE DECISION WITHOUT ADVISING A SUPERVISOR.
2=AUTHORITY TO MAKE DECISION ADVISING A SUPERVISOR WITHIN 2-3 DAYS.


                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -55-                                4/1/92

3=REQUIRES APPROVAL PRIOR TO MAKING DECISION.













                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -56-                                4/1/92

                         POSITION RESULTS STATEMENT
                              EMPLOYEE PROFILE

HABITS - WHAT USUAL MANNER OF BEHAVIOR IS EXPECTED FOR A PERSON TO BE SUCCESS IN THIS POSITION?

-  Professional
-  Organized
-  Courteous
-  Team player
-  Perpetual learner
-  Detail oriented

SKILL - WHAT ABILITIES ARE NECESSARY TO PERFORM IN THIS POSITION?

-  Excellent analytical skills
-  Ability to train others
-  Excellent interpersonal skills
-  Excellent troubleshooting skills
-  Ability to work under pressure
-  Good communications skills
-  Good time management skills
-  Good computer skills
-  Skilled with advanced networking test equipment

EXPERIENCE/KNOWLEDGE - WHAT PREVIOUS EXPERIENCE/KNOWLEDGE IS NECESSARY TO BE SUCCESSFUL IN THIS POSITION? WHAT ADDITIONAL EXPERIENCE/KNOWLEDGE IS PREFERRED? EDUCATIONAL REQUIREMENTS?

- Graduation from a two year degree program in Electronics, or equivalent demonstrated experience.
-  Formal training in LAN/WAN technologies.
- Five years experience in the DatafTelecommunications industry as a technician.
- Knowledge of multiple networking platforms and topologies, and knowledge of Wide Area Technologies sufficient to perform all forms of maintenance with a high level of skill.
-  Knowledge and experience in pc and mainframe technologies.

VALUES - WHAT CORPORATE VALUES SHOULD A PERSON HOLD TO BE SUCCESSFUL IN THIS POSITION? WHAT PERSONAL VALUES WILL MAKE THIS PERSON A ROLE MODEL OR LEADER FOR OTHERS AT GCI AND/OR IN THIS DEPARTMENT?

-  Role models the Declaration of Principles


                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -57-                                4/1/92

-  Commitment
-  Honesty
-  Team spirit
-  Believes in quality work
-  Customer service
-  Leadership
-  Desire to excel in the field of networking/telecommunications













                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -58-                                4/1/92

                         POSITION RESULTS STATEMENT


POSITION TITLE                                               DEPARTMENT
Telecommunications Technician                                Network Operations
PBX

SUPERVISOR TITLE                          COMPANY            LOCATION
Network Operations Supervisor             GCI                BP ANC HOB

PURPOSE OF THE POSITION:
To provide corrective and preventive maintenance on the Rolm 9000 series digital switch, associated cabling, and end-user instruments. To provide moves, adds, and changes to the cable plant in conjunctions with the Inside Cable Plant Technician.

IF YOU ARE SUCCESSFUL IN YOUR POSITION, WHAT MEASURABLE RESULTS WILL:

THE CUSTOMER OBSERVE?

- An immediate response to major problems during normal business hours, and a 2 hour response after hours.
-  Moves are accomplished within five (5) working days.
-  A seamless Telecommunications operation at BPXA.
-  No unresolved user problems.

FELLOW EMPLOYEES OBSERVE?

-  A team spirit and willingness to help wherever required.
-  Cross-training to spread resources over a broader base.
-  Accurate and complete paperwork.
-  Assistance in trouble-shooting network problems.

UPPER MANAGEMENT OBSERVE?
- All service levels are met, including response times and facilities availability.
-  Proper notification in the event escalation is required.
-  Zero unresolved customer problems.



                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -59-                                4/1/92

                         POSITION RESULTS STATEMENT

DESCRIPTION/RESPONSIBILITY:                                         AUTHORITY

-  Preventive and corrective maintenance on the Rolm 9751
   switch, including software/firmware upgrades.                        1

-  Provide back-up to the Telecommunications Analyst in system
   management functions.                                                1

-  Maintain cable plant, including moves, adds, and changes to
   phone and network cabling as well as documentation updates.          1

-  Troubleshoot network problems with Network technicians.              1

-  Be on call for after hours problems.                                 1

- Be available to work varied shifts.

-  Keep Telecommunications Operation informed of all pending
   maintenance issues.                                                  1

-  Complete service reports and work request paperwork for all
   call activity.                                                       1

-  Cross-train others on the technology.                                1

-  Documented procedures for the position.                              1


1=AUTHORITY TO MAKE DECISION WITHOUT ADVISING SUPERVISOR.
2=AUTHORITY TO MAKE DECISION ADVISING SUPERVISOR WITHIN 2-3 DAYS.
3=REQUIRES APPROVAL PRIOR TO MAKING DECISION.




                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -60-                                4/1/92

                         POSITION RESULTS STATEMENT
                              EMPLOYEE PROFILE

HABITS - WHAT USUAL MANNER OF BEHAVIOR IS EXPECTED FOR A PERSON TO BE SUCCESSFUL IN THIS POSITION?

-  Organized
-  Professional
-  Detail oriented
-  Courteous
-  Punctual
-  Team player
-  Perpetual learner

SKILLS - WHAT ABILITIES ARE NECESSARY TO PERFORM IN THIS POSITION?

-  Strong technical skills (problem solving and analysis).
-  Excellent interpersonal skills.
-  Good communication skills, both written and verbal.
-  Ability to train others.
- Ability to keep abreast of new advances in the field of Telecommunications/Networking.
-  Ability to use advanced network analysis test equipment.

EXPERIENCE/KNOWLEDGE - WHAT PREVIOUS EXPERIENCE/KNOWLEDGE IS NECESSARY TO BE SUCCESSFUL IN THIS POSITION? WHAT ADDITIONAL EXPERIENCE/KNOWLEDGE IS PREFERRED? EDUCATIONAL REQUIREMENTS?

-  Two (2) year Technical Degree or equivalent experience.
- Factory training on Rolm 9000 series switched and associated software, to include phone mail.
-  Knowledge of wiring Standards and Codes.
-  Two (2) years repair experience on above.
-  Two (2) years Cable Plant Maintenance experience.
-  Knowledge of networking architectures and cabling.

VALUES - WHAT CORPORATE VALUES SHOULD A PERSON HOLD TO BE SUCCESSFUL N THIS POSITION? WHAT PERSONAL VALUES WILL MAKE THIS PERSON A ROLE MODEL OR LEADER FOR OTHERS ATE GCI AND/OR IN THIS DEPARTMENT?

-  Team player
-  Positive attitude


                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -61-                                4/1/92

-  Role models Declaration of Principles
-  Dependable
-  Friendly
-  Honest
-  Committed

                         POSITION RESULTS STATEMENT

POSITION TITLE                                               DEPARTMENT
Telecommunications Technician                                Network Operations
Cable Plant

SUPERVISOR TITLE                           COMPANY           LOCATION
Network Operations Supervisor              GC1               BP ANC HQB

PURPOSE OF THE POSITION:
To maintain all inside cabling at BPXA Anchorage Headquarters building to include the telephone and computer networks. To provide assistance to the Telecommunications and Network technicians when required.

IF YOU ARE SUCCESSFUL IN YOUR POSITION, WHAT MEASURABLE RESULTS WILL:

THE CUSTOMER OBSERVE?

-  All moves, adds, or changes are completed in five (5) working days.
-  No unresolved customer problems.
-  All interactions are courteous and friendly.

FELLOW EMPLOYEES OBSERVE?

-  A team spirit and willingness to help wherever required.
-  Cross-training to spread resources over a broader base.
-  Accurate and complete paperwork.
-  Assistance in trouble-shooting network problems.

UPPER MANAGEMENT OBSERVE?

- All service levels are met, including response times and facilities availability.
-  Proper notification in the event escalation is required.
-  Zero unresolved customer problems.



                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -62-                                4/1/92

                         POSITION RESULTS STATEMENT

   DESCRLPTION/RESPONSIBILITY:                                        AUTHORITY

-  Trouble shoot and repair telephone and network cabling problems.       1

-  Complete moves, adds, and changes to cabling.                          1

-  Assist other technicians as needed.                                    1

-  Tap, splice, or otherwise maintain fiber optic cable.                  1

-  Travel to other locations in Anchorage and maintain
   telephone/network cabling.                                             1

-  Update cable records manually or in the telemanagernent system.        1

-  Ensure all work is up to current wiring standards and codes.           1

-  Work varied schedules as required.                                     1

-  Other duties as assigned by supervisor.                                1


1=AUTHORLTY TO MAKE DECISION WITHOUT ADVISING SUPERVISOR.
2=AUTHORLTY TO MAKE DECISION ADVISING SUPERVISOR WITHIN 2-3 DAYS.
3=REQUIRES APPROVAL PRIOR TO MAKING DECISION.



                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -63-                                4/1/92

                         POSITION RESULTS STATEMENT
                              EMPLOYEE PROFILE

HABITS - WHAT USUAL MANNER OF BEHAVIOR IS EXPECTED FOR A PERSON TO BE SUCCESSFUL IN THIS POSITION?

-  Team Player
-  Professional
-  Organized
-  Punctual
-  Conscientious
-  Neat
-  Courteous
-  Detail Oriented

SKILLS - WHAT ABILITIES ARE NECESSARY TO PERFORM IN THIS POSITION?

-  Strong technical skills
-  Good interpersonal skills
-  Good communication, including verbal and written
-  Ability to train others
-  Self learner

EXPERIENCE/KNOWLEDGE - WHAT PREVIOUS EXPERLENCE/KNOWLEDGE IS NECESSARY TO BE SUCCESSFUL IN THIS POSITION? WHAT ADDITIONAL EXPERIENCE/KNOWLEDGE IS PREFERRED? EDUCATIONAL REQUIREMENTS?

-  5 years Journeyman level experience in Inside Cable Plant Maintenance.
-  Knowledge of wiring standards and codes.
-  Knowledge of computer networking.
-  Fiber optic cable experience.
-  Computer literate.
-  Knowledge of Data Communications.

VALUES - WHAT CORPORATE VALUES SHOULD A PERSON HOLD TO BE SUCCESSFUL IN THIS POSITION? WHAT PERSONAL VALUES WILL MAKE THIS PERSON A ROLE MODEL OR LEADER FOR OTHERS AT GCI AND/OR IN THIS DEPARTMENT?

-  Team player
-  Positive attitude
-  Role models Declaration of Principles



                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -64-                                4/1/92

-  Dependable
-  Friendly
-  Honest
-  Committed


2.0  AFTER HOURS SUPPORT PLAN

1.  POLICY

GCI shall provide 24 hour-7 day a week response for serious network problems. Network Operations will provide a duty roster to BPXA security.

a.  PROCEDURES

                             AFTER HOURS SUPPORT

All after hours requests for service route to security at 564-5894. Security is provided procedures for after hours calls , based on major and minor alarms from the Badger System. Security notifies the appropriate on call technician who responds to the call. In the event contact cannot be made, the appropriate supervisor is notified.

If contact with the supervisor cannot be made, the Telecommunications Manager is notified. If the on call technician is unable to resolve the problem within 2 hours, the appropriate supervisor is notified, and the problem escalated.

b.  ESCALATION PLAN

The technician on call will follow the published escalation plan in the event that the problem cannot be resolved.



                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -65-                                4/1/92

3.0  REPORTING

     3.1  Daily Incident
     3.2  Weekly Summary
     3.3  Monthly Summary
     3.4  Quarterly Summary
     3.5  Annual Report

TO BE WRITTEN













                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -66-                                4/1/92

4.0  NETWORK OPERATIONS PLAN

TO BE WRITTEN












                                                          Contract No. 92MR067A
                                                                   ATTACHMENT 7
0935/37-S3                           -67-                                4/1/92

5.0  TELECOMMUNICATIONS OPERATIONS PLAN

TO BE WRITTEN


















                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/68-S3                          -68-                                4/1/92

6.0  ENGINEERING

TO BE WRITTEN


















                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/69-S3                          -69-                                4/1/92

7.0  SECURITY PLAN

TO BE WRITTEN
















                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/70-S3                          -70-                                4/1/92

8.0  PROCEDURES

          8.1  Scheduling Downtime
          8.2  Escalation Plan
          8.3  Change Management

ALL ARE TO BE WRITTEN

















                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/71-S3                          -71-                                4/1/92

9.0  DISASTER RECOVERY PLAN

TO BE WRITTEN


















                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/72-S3                          -72-                                4/1/92

10.0  VENDOR MANAGEMENT

TO BE WRITTEN
















                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/73-S3                          -73-                                4/1/92

11.0  SAFETY PLAN

TO BE WRITTEN
















                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/74-S3                          -74-                                4/1/92

12.0  QUALITY REVIEW MEETINGS

TO BE WRITTEN
















                                                         Contract No. 92MR067A
                                                                  ATTACHMENT 7
0935/75-S3                          -75-                                4/1/92

                                 ATTACHMENT 8

                            COMPENSATION SCHEDULE

I.   FIXED COMPENSATION SCHEDULES

     Operator shall pay Contractor for services based on the following fee schedules for the Statement of Work.

     Schedule A - Table 1.1 thru 1.3       - Salaried Personnel Expenses
     Schedule A - Table 2.1                - Hourly Personnel Expenses

     The fees are based on a staff level determined by the work load. There will be an increase in positions as Contractor assumes the work from the Operator during the transition period. The fees set forth in the Schedules are firm for the first year of the Contract and are inclusive of all profit and General and Administrative expenses (G&A), general corporate insurance costs for coverage in accordance with ATTACHMENT 2 and any and all other non-reimbursable costs. The fees also include profit for any related business, affiliates and subsidiaries. Salaries include straight time, overtime and holidays along with the wages, payrolls taxes, fringe benefits and Worker's Compensation Insurance for Contractor personnel. Hourly rates include all direct and indirect labor costs.

II.  REIMBURSABLE COSTS

     Operating Expense items for other than salaries and wages shall be reimbursed at cost plus 5% for budgeted services under this Agreement.

     Schedule B - Table 1.1                - Monthly Operating Expenses
     Schedule C - Table 1.1                - Variable Operating Expenses

1. Costs shall be verified by documentation (i.e. purchase orders, invoices for payment, check for payment, etc.) as may be required by the Operator.

2. Reimbursement for third party subcontracts shall be at the actual net direct cost in connection with all subcontracts with consultants, temporary personnel, contracts personnels and/or agents, made with the prior written approval of Operator's Technical Representative. Costs for subcontractors shall be verified by documentation as per above.


0935/76-S3                          -76-

3. Reimbursement for actual cost of air transportation and reasonable travel expenses as approved by Operator's Technical Representative. Contractor's actual cost shall not exceed the cost of coach/economy class airfare. All such reimbursable costs, in excess of twenty-five dollars ($25.00), must be substantiated with receipts.

III. NONREIMBURSABLE COSTS

     Notwithstanding anything to the contrary elsewhere herein, the following costs and/or expenses, if any, of Contractor shall be understood to be "nonreimbursable costs":

     1. The costs of salaries and travel expenses of: (i) executive officers and executive assistants; (ii) division, general, and corporate managers; and (iii) any other managers and their assistants, unless approved in writing In advance by Operator's Representative.

     2. The costs of salaries and travel expenses of all administrative support personnel including, but not limited to, the following types of personnel; clerical, secretarial and professional personnel preparing or processing invoices or collecting data and costs for invoices, reproduction personnel, electronic data processing personnel, legal personnel, internal auditors, and all personnel involved with administering and handling Operator's audit claims, if any, against Contractor.

          Note: The term "audit claims' shall include 'accounting exceptions" taken by Operator against Contractor's regular invoices for Services.

     3.   Interest on capital employed or on borrowed money.

     4. General and administrative expenses or overhead costs comprised of expenses relating to general company and all office operations (Home/Branch and/or Anchorage Offices) which shall include, but not be limited to the following: permanent office rent, telephone switchboard service, local telephone calls, use of permanent and/or temporary office furniture, machinery and equipment, utilities, maintenance of organization ready to serve, and all other expenses incurred by Contractor in conducting its business that are not directly chargeable to this Agreement pursuant to provisions set forth above.

     5. All sales taxes, use taxes, excise taxes, inventory taxes, permit fees, bonds or other such charges.

     6. Costs for employee bonus and profit sharing plans unless initiated by the Operator.


0935/77-S3                          -77-

     7.   Employee severance costs.

     8.   All expenses associated with employee relocation and recruitment.

     9.   Entertainment expenses.

     10. Fines and penalties resulting from Contractor's violations or non-compliance with applicable laws or regulations.

     11. All insurance premiums and expenses (excluding Workers Compensation and Employer's Liability Insurance which is included in ATTACHMENT 8.1), as required by Section IV.5., Insurance, of the Contract.

     12.  Office rent and utilities, unless otherwise authorized herein.

     13. Any other costs or expenses associated with executing services which are not identified herein as reimbursable or recoverable.

     14. Safety gear such as shoes, safety glasses and clothing unless authorized by Operator.

IV.  INCENTIVES - See ATTACHMENT 9





0935/78-S3                          -78-

                                              ATTACHMENT 8 SCHEDULE A, TABLE 1.1

1.1   Fixed Compensation Schedule for Personnel Related Expenses Covered Under the SOW:

---------------------------------------------------------------------------------------------------------------------------------
         Model Variables:            Data      25.00%       Sum       10.00%        Sum        13.40%    15.00%      Sum
---------------------------------------------------------------------------------------------------------------------------------
Class       Position                Monthly        GCI   GCI Loaded   Forecasted        GCI   Allocated            BPXA Loaded
                                    Salary    Benefits   Labor Cost     Overtime   Labor/OT    Overhead   Profit   Labor Price
---------------------------------------------------------------------------------------------------------------------------------
1000 Personnel Total (Anchorage)    55,590    13,898       69,488     5,559        75,047      7,449     8,339       90,834

1010 Network Operations Total:      20,427     5,107       25,534     2,043        27,576      2,737     3,064       33,387
     1011 Network Operations         5,639     1,410        7,049       564         7,613        756       846        9,214
     1012 LAN Technician             3,783       946        4,729       378         5,107        507       567        6,181
     1013 WAN Technician             3,783       946        4,729       378         5,107        507       567        6,181
     1014 Telecommunications T       4,127     1,032        5,159       413         5,571        553       619        6,744
     1015 Telecommunications T       3,095       774        3,869       310         4,178        415       464        5,057

1020 Network Engineering Total:     16,667     4,167       20,384     1,667        22,500      2,233      2,500      27,234
     1021 Lead Engineer              5,833     1,458        7,291       583         7,875        782        875       9,531
     1022 Engineer                   5,417     1,354        6,771       542         7,313        726        813       8,851
     1023 Engineer                   5,417     1,354        6,771       542         7,313        726        813       8,851

1030 Telcom Operations Total:       12,267     3,067       15,334     1,227        16,560      1,644      1,840      20,044
     1031 Telcom Ops Superviso       4,000     1,000        5,000       400         5,400        536        600       6,536
     1032 Tel Operator               2,480       620        3,100       248         3,348        332        372       4,052

---------------------------------------------------------------------------------------------------------------------------------
         Model Variables:            Data        *%          Sum          *%          Sum         *%          *%         Sum
---------------------------------------------------------------------------------------------------------------------------------
Class       Position                Monthly       GCI    GCI Loaded   Forecasted       GCI    Allocated              BPXA Loaded
                                    Salary   Benefits    Labor Cost     Overtime  Labor/OT     Overhead    Profit    Labor Price
                                    ---------------------------------------------------------------------------------------------
     1033 Comm Operator             2,480       620        3,100         248       3,348         332         372        4,052
     1034 Video Operator            3,307       827        4,134         331       4,464         443         496        5,404

1040 Management Total:              6,229     1,557        7,786         623       8,409         835         934       10,178
     1041 Outsource Manager         6,229     1,557        7,786         623       8,409         835         934       10,178
     1042 Admin. Assistant

                    ATTACHMENT 8 SCHEDULE A, TABLE 1.2


1.1 Fixed Compensation Schedule for Personnel

----------------------------------------------------------------------------------------
            Model Variables:             Sum            20.00%        MRC/30      Sum
----------------------------------------------------------------------------------------
                                      3PXA Loaded    Additional   Day Rate     1st Year
Class            Position             Labor Price     GNS Svcs   (Transition)     MRC
----------------------------------------------------------------------------------------
1000  Personnel Total (Anchorage)     90,834         11,118       3,398.40     101,952
1010  Network Operations Total:       33,378          4,085       1,248.77      37,463
      1011 Network Operations S        9,214          1,128         344.73      10,342
      1012 LAN Technician              6,181            757         231.27       6,938
      1013 WAN Technician              6,181            757         231.27       6,938
      1014 Telecommunications T        6,744            825         252.30       7,569
      1015 Telecommunications T        5,057            619         189.21       5,676
1020  Network Engineering Total:      27,234          3,333       1,018.91      30,567
      1021 Lead Engineer               9,531          1,167         356.59      10,698
      1022 Engineer                    8,851          1,083         331.16       9,935
      1023 Engineer                    8,851          1,083         331.16       9,935
1030  Telcom Operations Total:        20,044          2,453         749.92      22,498

      1031 Telcom Ops Supervisor       6,536            800         244.53       7,336
      1032 Tel Operator                4,052            496         151.61       4,548
      1033 Comm Operator               4,052            496         151.61       4,548
      1034 Video Operator              5,404            661         202.17       6,065
1040  Management Total:               10,178          1,246         380.80      11,424
      1041 Outsource Manager          10,178          1,246         380.80      11,424
      1042 Admin Assistant

                      ATTACHMENT 8   SCHEDULE A, TABLE 1.3

1.1 Fixed Compensation Schedule for Personnel

                                                     Annual Escalation tied to Consumer Price Index
--------------------------------------------------------------------------------------------------------
            Model Variables:        MRC x 12 mo      5%         5%          5%         5%        Sum
--------------------------------------------------------------------------------------------------------
                                      1st Year    2nd Year   3rd Year    4th Year   5th Year   Contract
Class            Position               Total      Total       Total       Total      Total      Total
--------------------------------------------------------------------------------------------------------
1000  Personnel Total (Anchorage)    1,223,425   1,284,779   1,348,826   1,416,267  1,487,080  6,760,377
1010  Network Operations Total:        449,557     472,103     495,637     520,419    546,440  2,484,156
      1011 Network Operations S        124,103     130,327     136,824     143,665    150,848    685,767
      1012 LAN Technician               83,256      87,432      91,790      96,380    101,199    460,056
      1013 WAN Technician               83,256      87,432      91,790      96,380    101,199    460,056
      1014 Telecommunications T         90,827      95,382     100,137     105,144    110,401    501,890
      1015 Telecommunications T         68,115      71,531      75,097      78,851     82,794    376,387
1020  Network Engineering Total:       366,807     385,203     404,405     424,625    445,857  2,026,897
      1021 Lead Engineer               128,373     134,811     141,531     149,607    156,038    709,359

      1022 Engineer                    119,217     125,196     131,437     138,009    144,909    658,769
      1023 Engineer                    119,217     125,196     131,437     138,009    144,909    658,769
1030  Telcom Operations Total:         269,972     283,511     297,644     312,526    328,153  1,491,807
      1031 Telcom Ops Supervisor        88,032      92,447      97,055     101,908    107,003    486,446
      1032 Tel Operator                 54,580      57,317      60,174      63,183     66,342    301,596
      1033 Comm Operator                54,580      57,317      60,174      63,183     66,342    301,596
      1034 Video Operator               72,780      76,430      80,240      84,252     88,465    402,169
1040  Management Total:                137,088     143,963     151,139     158,696    166,631    757,517
      1041 Outsource Manager           137,088     143,963     151,139     158,696    166,631    757,517
      1042 Admin Assistant

                                   ATTACHMENT 8

                               SCHEDULE A, TABLE 2.1

1.2 Hourly Labor Rates for Work Outside the SOW:

----------------------------------------------------------------------------------------------------------------
       Model Variables:            Data     25.00%      Sum         Sum        Sum      HC*2          ANC*1.47
----------------------------------------------------------------------------------------------------------------
                                  Monthly    GCI     GCI Loaded  GCI Loaded    GCI    GCI Hourly     GCI Hourly
Class                             Salary   Benefits  Labor Cost  Hourly Cost  Profit  (Anchorage)  (North Slope)
----------------------------------------------------------------------------------------------------------------
2000   Personnel - Anchorage:

2010   Network Operations:
       2011 Network Operations S   5,639     1,410      7,049       39.76     39.76     79.51         116.88
       2012 LAN Technician         3,783       946      4,729       26.67     26.67     53.34          78.41
       2013 WAN Technician         3,783       946      4,729       26.67     26.67     53.34          78.41
       2014 Telecommunications T   4,127     1,032      5,159       29.10     29.10     58.19          85.54
       2015 Telecommunications T   3,095       774      3,869       21.82     21.82     43.64          64.15



                                       -93-


2020   Network Engineering:
       2021 Lead Engineer          5,833     1,458      7,291       41.12     41.12     82.25         120.90
       2022 Engineer               5,417     1,354      6,771       38.19     38.19     76.38         112.28
       2023 Engineer               5,417     1,354      6,771       38.19     38.19     76.38         112.28

2030   Telcom Operations:
       2031 Telcom Ops Supervisor  4,000     1,000      5,000       28.20     28.20     56.40          82.91
       2032 Tel Operator           2,480       620      3,100       17.48     17.48     34.97          51.40
       2033 Comm Operator          2,480       620      3,100       17.48     17.48     34.97          51.40
       2034 Video Operator         3,307       827      4,134       23.32     23.32     46.63          68.55

2040   Management:
       2041 Outsource Manager      6,229     1,557      7,786       43.92     43.92     87.83         129.11
       2042 Admin Assistant

                                   ATTACHMENT 8

                                SCHEDULE B, TABLE 1.1

------------------------------------------------------------------------------------------------------------------
       Model Variables:               Data      Data    Manual Calc.   Data  Data   5.00%    Auto Calc  Auto Calc
------------------------------------------------------------------------------------------------------------------
                                    Contract  Contract  1991 Contract                GCI       Total      1991
Class  Department/Vendor/Reference   Start      End        Months      NRC   MRC   Overhead     MRC     Projected
------------------------------------------------------------------------------------------------------------------
4000   Fixed Contracts Total:

4010   Network Operations Total:
       4011

4020   Network Engineering Total:
       4021

4030   Telcom Operations Total:
       4031

4040   Other Total:
       4041

                                   ATTACHMENT 8

                                SCHEDULE C, TABLE 1.1

1.1 Variable Operating Expenses:

-----------------------------------------------------------------------------------------------------------
       Model Variables:             Data    Data    Data      5.00%    Auto Calc     Data      Estimate
-----------------------------------------------------------------------------------------------------------
                                   Start    End   Estimate     GCI     Estimated    1991 GCI     1991
Class  Department/Vendor            Date    Date    MRC     Overhead  PXA Charges  Approved $  Projected
-----------------------------------------------------------------------------------------------------------
5000   Fixed Contracts Total:

5010   Network Operations Total:
       5011

5020   Network Engineering Total:
       5021

5030   Telcom Operations Total:
       5031

5040   Other Total:
       5041

                                  ATTACHMENT 9

                                INCENTIVE PROGRAM

The following is language defining Contractor's Incentive Program for the Telecommunications Outsourcing Activity:

1.0  ESTABLISHMENT OF A USER BOARD

     - Operator shall establish a Telecom User Review Board that will meet quarterly to review Contractor's performance under the Telecommunications Services Contract. The Board would be responsible for:

     - Reviewing actual performance against response levels established in the Scope of Work - ATTACHMENT 6.

     -  Providing input on Contractor's quarterly goals and action plans.

     - Providing a subjective evaluation of Contractor's performance during the past quarter.

     The User Board will consist of four (4) voting Operator managers and one
     (1) non-voting officer or director from Contractor. It is anticipated that the Operator's Informed Buyer shall be one of the voting User Board members.

2.0  USER BOARD AGENDA

     Contractor's Technical Representative shall be responsible for distributing a quantitative summary of the previous quarter's performance prior to the User Board Meeting along with a written summary of all action plans and goals identified for the upcoming quarter. During the Board meeting, members would provide verbal feedback and commentary on both Contractor's performance and action plans.

     At the conclusion of the meeting the voting board members will subjectively evaluate Contractor's performance relative to each of the expectations defined in the Scope of Work. Evaluations would be made according to the following scale:

Rating                  Definition
------                  -----------------------------------------------------
5 - Exceptional         Exceptional is given for truly extraordinary
                        performance with all objective/results being achieved in a very substantial way.

4 - Highly Effective    To achieve a Highly Effective rating the Contractor
                        must meet and often exceed the demanding and challenging performance expectations defined in the Scope of Work.

3 - Effective           An Effective rating is provided to the Contractor for
                        consistently meeting the performance expectations defined in the Scope of Work.

2 - Needs Improvement   A Needs Improvement rating means that the Contractor's
                        performance is not fully effective or satisfactory.
                        Any objectives that are given a Needs Improvement rating will require a full Action Plan be delivered to the Informed buyer for approval within 2 weeks of the Board meeting.

1 - Unacceptable        An Unacceptable rating requires that the Informed
                        Buyer and appropriate Contractor's officer(s) immediately meet to discuss the performance shortfall, develop action plan(s) for resolution and meet monthly thereafter to assure that the performance shortfall has been resolved.

3.0  INCENTIVE BONUS

     At the end of the year, the quarterly evaluations provided by the Board will be summarized and an Annual Performance Rating (APR) will be calculated as follows:

       (Actual "Points" Received/Total Points Available + .30) = APR

     Once the APR has been determined, the "Stretch" Incentive Bonus will be calculated according to the following formula:

                   1991 Budget (Non Personnel Related Expenses)
                 - 1991 Actual (Non Personnel Related Expenses)
                 ----------------------------------------------
                             Annual Budget Savings

         Annual Budget Saving * 50% * APR = Contractor's Incentive Bonus


                                     -99-